CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock $1.00 par value per share	58,975,450	$39.00	$2,300,042,550	$128,342.37

_________

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed pursuant to Rule 424(b)(2)
Registration No. 333-157882

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 12, 2009)

State Street Corporation

51,283,000 Shares

Common Stock

We are selling 51,283,000 shares of our common stock, par value $1.00 per share.

Our common stock is listed on the New York Stock Exchange under the symbol “STT.” The last reported sale price of our common stock on the New York Stock Exchange on May 18, 2009 was $41.79 per share.

Our common stock is not a deposit or other obligation of a bank and is not insured by the FDIC or any other government agency.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to State Street Corporation
Per Share	$39.00	$1.17	$37.83
Total	$2,000,037,000	$60,001,110	$1,940,035,890

The underwriters have an option to purchase up to 7,692,450 additional shares of our common stock within 30 days of the date of this prospectus.

We also intend to offer, under a separate prospectus supplement, senior notes in a registered public offering. There can be no assurance as to the timing, size or terms of the proposed senior notes offering or that the proposed senior notes offering will be completed. The completion of this offering is not conditioned on the completion of the proposed senior notes offering and the completion of the proposed senior notes offering is not conditioned upon the completion of this offering. Any debt issued in the proposed senior notes offering will not be guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

Delivery of the shares of common stock will be made on or about May 22, 2009.

Joint Book-Running Managers

Goldman, Sachs & Co.	Morgan Stanley

Co-Managers

Barclays Capital	Credit Suisse	Merrill Lynch & Co.	UBS Investment Bank

The date of this prospectus supplement is May 18, 2009.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” on page S-48.

In this prospectus supplement, “State Street,” “we,” “our,” “ours” and “us” refer to State Street Corporation, which is a financial holding company headquartered in Boston, Massachusetts, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “State Street Bank” mean State Street Bank and Trust Company. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or information contained in a free writing prospectus that we authorize to be delivered to you. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain statements that are considered “forward-looking statements” within the meaning of the United States securities laws. In addition, State Street and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target” and “goal,” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about our confidence in our strategies and our expectations about financial performance, market growth, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based include, but are not limited to:

•

global financial market disruptions and the current worldwide economic recession, and monetary and other governmental actions designed to address such disruptions and recession in the U.S. and internationally;

•

the impact of our consolidation for financial reporting purposes, effective as of May 15, 2009, of the asset-backed commercial paper conduits that we administer, including the possible increase in the volatility of our net interest revenue, changes in the composition of the assets on our consolidated balance sheet and the possibility that we may be required to change the manner in which we fund those assets;

•	the financial strength and continuing viability of the counterparties with which we or our clients do business and with which we have investment or financial exposure;

•	the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of our customers;

•

the credit quality and credit agency ratings of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss;

•	the maintenance of credit agency ratings for our debt obligations as well as the level of credibility of credit agency ratings;

•	the possibility of our customers incurring substantial losses in investment pools where we act as agent, and the possibility of further general reductions in the valuation of assets;

•	our ability to attract deposits and other low-cost, short-term funding;

•

potential changes to the competitive environment, including changes due to the effects of consolidation, extensive and changing government regulation and perceptions of State Street as a suitable service provider or counterparty;

•	the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;

•	our ability to measure the fair value of the investment securities on our consolidated balance sheet;

•

the results of litigation, government investigations and similar disputes and, in particular, the effect of current or potential proceedings concerning State Street Global Advisors’, or SSgA’s, active fixed-income strategies and other investment products, and the enactment of legislation and changes in regulation and enforcement that impact us and our customers;

•	adverse publicity or other reputational harm;

•	our ability to pursue acquisitions, strategic alliances and divestures, finance future business acquisitions and obtain regulatory approvals and consents for acquisitions;

•	the performance and demand for the products and services we offer, including the level and timing of withdrawals from our collective investment products;

•	our ability to continue to grow revenue, attract highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;

•

our ability to control operating risks, information technology systems risks and outsourcing risks, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will fail or be circumvented;

•	the potential for new products and services to impose additional costs on us and expose us to increased operational risk, and our ability to protect our intellectual property rights;

•	changes in government regulation or new legislation, which may increase our costs, expose us to risk related to compliance or impact our customers;

•

restrictions and limitations associated with our participation in the U.S. Treasury’s Troubled Asset Relief Program, or TARP, capital purchase program and our ability to repurchase the preferred stock and warrants issued by us under that program;

•	changes in accounting standards and practices; and

•	changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above and elsewhere in this prospectus supplement, the accompanying prospectus or in our other Securities and Exchange Commission, or SEC, filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this prospectus supplement. We undertake no obligation to revise the forward-looking statements contained in this prospectus supplement to reflect events after the date of this prospectus supplement. The factors discussed above and elsewhere in this prospectus supplement, the accompanying prospectus or in our other SEC filings are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. We cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate State Street. Any investor in State Street should consider all risks and uncertainties disclosed in our SEC filings described under the Section entitled “Where You Can Find More Information” on page S-48, all of which are accessible on the SEC’s website at www.sec.gov.

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our common stock. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” on page S-48.

State Street Corporation

State Street Corporation is a financial holding company organized under the laws of The Commonwealth of Massachusetts. Through our subsidiaries, we provide a full range of products and services for institutional investors worldwide.

We were organized in 1969 and conduct our business primarily through our principal bank subsidiary, State Street Bank. State Street Bank traces its beginnings to the founding of the Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960.

With $11.34 trillion of assets under custody and $1.40 trillion of assets under management at March 31, 2009, we are a leading specialist in meeting the needs of institutional investors worldwide. Our customers include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and investment managers. Including the United States, we operate in 27 countries and more than 100 geographic markets worldwide.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “STT”. Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111, and our telephone number is (617) 786-3000.

Risk Factors

An investment in our common stock involves certain risks. You should carefully consider the risks described in the “Risk Factors” section beginning on page S-13 of this prospectus supplement, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the notes thereto, before making an investment decision.

Recent Developments

Conduit Consolidation

Effective May 15, 2009, we elected to take action that resulted in the consolidation onto our consolidated balance sheet of all of the assets and liabilities of the four third-party-owned, special-purpose, multi-seller asset-backed commercial paper programs that we administer, referred to as conduits. The consolidation of the conduits was completed pursuant to the provisions of Financial Accounting Standards Board Interpretation No. 46(R) following the voluntary redemption of the conduits’ outstanding subordinated debt. We consolidated the conduits only for accounting purposes and have not legally acquired the conduits’ assets and liabilities. The conduits remain separate and distinct legal entities, and their commercial paper programs continue to operate substantially in accordance with past practice.

In connection with the consolidation of the conduits, (1) we recorded a pre-tax extraordinary loss of approximately $6.1 billion, or approximately $3.7 billion after-tax, in our consolidated statement of income, (2) we added conduit assets, primarily mortgage- and asset-backed securities, which as of May 15, 2009 had an aggregate par value of approximately $22.7 billion and an aggregate fair value of approximately $16.6 billion, to our consolidated balance sheet and (3) we increased our third-party liabilities, primarily short-term commercial paper, on our consolidated balance sheet to a new total of $20.9 billion as of May 15, 2009. Upon consolidation, the aggregate fair value of the conduit assets was established as their book value, resulting in a discount to par value. To the extent that the assets’ cash flows exceed their book value, the discounts will accrete as interest revenue over the lives of the assets in accordance with U.S. generally accepted accounting principles, or GAAP.

Following consolidation, our aggregate investment securities portfolio continues to be concentrated in securities with high credit quality, with approximately 81% of the carrying value of the portfolio rated “AAA” or “AA” as of May 15, 2009, compared to 83% for the investment securities portfolio immediately prior to consolidation. Because of our recognition upon consolidation of the unrealized loss on the conduit assets, the consolidation of the conduits did not affect the net unrealized loss on our investment portfolio. The net pre-tax unrealized loss on the investment portfolio as of May 15, 2009 was $8.6 billion, or $5.3 billion after-tax, compared to $9.5 billion, or $5.9 billion after-tax, at March 31, 2009.

Results of Stress Test

On May 7, 2009, the Board of Governors of the Federal Reserve System announced the results of its forward-looking capital assessment, referred to as the Supervisory Capital Assessment Program, or the SCAP, that was administered to the 19 largest U.S. bank holding companies, including State Street. The Federal Reserve determined that, under the stress test administered under the SCAP, we did not need additional capital.

The SCAP’s stress test methodology assumed two scenarios: a “baseline” scenario reflecting a current market outlook and a “more adverse” scenario. The Federal Reserve concluded that we had a sufficient capital buffer to withstand even the stress test’s “more adverse” scenario, which was applied assuming consolidation of the conduits onto our consolidated balance sheet during 2009. The information used to apply the stress test was prepared in accordance with the assumptions and methodologies required by the SCAP. The information utilized does not reflect our outlook and is not intended to be a representation of our expected future performance or financial condition.

Selected Consolidated Financial Information(1)

	Quarters Ended		Years Ended
	March 31, 2009(2)	March 31, 2008(2)	December 31, 2008	December 31, 2007(3)
	(Dollars in millions, except per share amounts or where otherwise noted)
Fee Revenue:
Servicing fees	$766	$960	$3,745	$3,388
Management fees	181	278	1,028	1,141
Trading services	245	366	1,467	1,152
Securities finance	181	303	1,230	681
Processing fees and other	49	54	277	271

Total fee revenue	1,422	1,961	7,747	6,633

Net Interest Revenue:
Interest revenue	738	1,288	4,879	5,212
Interest expense	174	663	2,229	3,482

Net interest revenue	564	625	2,650	1,730
Gains (Losses) related to investment securities, net	16	(9)	(54)	(27)
Gain on sale of CitiStreet interest, net of exit and other associated costs	—	—	350	—

Total revenue	2,002	2,577	10,693	8,336
Provision for loan losses	84	—	—	—

Expenses:
Salaries and employee benefits	731	1,062	3,842	3,256
Information systems and communications	161	155	633	546
Transaction processing services	131	162	644	619
Occupancy	121	110	465	408
Provision for legal exposure	—	—	—	600
Provision for investment account infusion	—	—	450	—
Restructuring charges	—	—	306	—
Merger and integration costs	17	26	115	198
Other	143	259	1,396	806

Total expenses	1,304	1,774	7,851	6,433

Income before income tax expense	614	803	2,842	1,903
Income tax expense	138	273	1,031	642

Net income	$476	$530	$1,811	$1,261

Net income available to common shareholders	$445	$530	$1,789	$1,261

Earnings Per Common Share:
Basic(4)(5)	$1.03	$1.36	$4.32	$3.49
Diluted	1.02	1.35	4.30	3.45
Cash dividends declared per common share	0.01	0.23	0.95	0.88
Return on common equity	15.7%	18.7%	14.8%	13.4%
Average Common Shares Outstanding (in thousands):
Basic	432,179	387,942	413,182	360,675
Diluted	435,299	393,647	416,100	365,488
Assets under custody (in trillions)	$11.34	$14.90	$12.04	$15.30
Assets under management (in trillions)	1.40	1.96	1.44	1.98

(1)	Information has not been adjusted to reflect consolidation of the conduits onto our consolidated balance sheet or to give effect to the completion of this offering or the proposed offering of our senior notes described below under the heading “—Proposed Senior Notes Offering”.
(2)	Information for the quarters ended March 31, 2009 and March 31, 2008 is unaudited.
(3)	Year ended December 31, 2007 includes financial results of Investors Financial, acquired by State Street in July 2007, for the quarters ended September 30 and December 31, 2007.
(4)	Basic earnings per common share related to distributed earnings were $0.24 and $0.23 for the quarters ended March 31, 2009 and 2008, respectively, and related to undistributed earnings were $0.79 and $1.13 for the quarters ended March 31, 2009 and 2008, respectively.
(5)	Basic earnings per common share related to distributed earnings were $0.94 and $0.86 for the years ended December 31, 2008 and 2007, respectively, and related to undistributed earnings were $3.38 and $2.63 for the years ended December 31, 2008 and 2007, respectively.

Consolidated Statement of Condition(1)

	March 31, 2009(2)	December 31, 2008
	(Dollars in millions, except per share amounts)
Assets
Cash and due from banks	$3,539	$3,181
Interest-bearing deposits with banks	34,906	55,733
Securities purchased under resale agreements	1,291	1,635
Trading account assets	4,872	815
Investment securities available for sale	54,295	54,163
Investment securities held to maturity purchased under money market liquidity facility (fair value of $740 and $6,100)	740	6,087
Investment securities held to maturity (fair value of $13,698 and $14,311)	15,439	15,767
Loans and leases (less allowance for losses of $94 and $18)	7,644	9,113
Premises and equipment (net of accumulated depreciation of $2,799 and $2,758)	2,029	2,011
Accrued income receivable	1,498	1,738
Goodwill	4,493	4,527
Other intangible assets	1,809	1,851
Other assets	9,589	17,010

Total assets	$142,144	$173,631

Liabilities
Deposits:
Non-interest-bearing	$13,247	$32,785
Interest-bearing—U.S.	12,691	4,558
Interest-bearing—Non-U.S.	57,978	74,882

Total deposits	83,916	112,225
Securities sold under repurchase agreements	10,388	11,154
Federal funds purchased	1,402	1,082
Short-term borrowings under money market liquidity facility	740	6,042
Other short-term borrowings	15,646	11,555
Accrued expenses and other liabilities	7,789	14,380
Long-term debt	8,405	4,419

Total liabilities	128,286	160,857

Shareholders’ equity
Preferred stock, no par: 3,500,000 shares authorized; 20,000 shares issued and outstanding	1,889	1,883
Common stock, $1 par: 750,000,000 shares authorized; 434,798,034 and 431,976,032 shares issued	435	432
Surplus	6,964	6,992
Retained earnings	9,575	9,135
Accumulated other comprehensive loss	(4,987)	(5,650)
Treasury stock, at cost (421,803 and 418,354 shares)	(18)	(18)

Total shareholders’ equity	13,858	12,774

Total liabilities and shareholders’ equity	$142,144	$173,631

(1)	Information has not been adjusted to reflect consolidation of the conduits onto our consolidated balance sheet or to give effect to the completion of this offering or the proposed offering of our senior notes described below under the heading “—Proposed Senior Notes Offering”.
(2)	Unaudited.

Capital Ratios

For illustrative purposes, the following table sets forth specified capital ratios as of March 31, 2009, (1) actual, (2) as adjusted to reflect the effect of consolidation of the conduits onto our consolidated balance sheet in accordance with Financial Accounting Standards Board Interpretation No. 46(R) and (3) as adjusted to reflect the effect of consolidation of the conduits onto our consolidated balance sheet and to give effect to the receipt of approximately $1.94 billion of net proceeds from this offering. The tier 1 leverage, tier 1 risk-based capital and total risk-based capital ratios are calculated in accordance with applicable bank regulatory requirements. The calculation of the tier 1 common risk-based ratio is explained in note 3 below and the calculation of the ratio of tangible common equity to adjusted tangible assets is explained in note 4 below.

	As of March 31, 2009
	Actual (Unaudited)	As Adjusted for Conduit Consolidation(1)(2)	As Adjusted for Conduit Consolidation and Receipt of Net Proceeds from this Offering(1)(2)
Tier 1 leverage ratio	10.4%	7.4%	8.8%
Tier 1 risk-based capital ratio	19.1%	13.2%	15.7%
Total risk-based capital ratio	20.5%	14.6%	17.1%
Tier 1 common risk-based ratio(3)	14.8%	9.0%	11.4%
Tangible common equity to adjusted tangible assets(4)	5.9%	2.2%	3.8%

(1)	Not adjusted for the repurchase of the preferred stock and the related common stock purchase warrants issued to the U.S. Treasury under the TARP capital purchase program as discussed below under the heading “Use of Proceeds”. The proposed senior notes offering will not have a material effect on any of the ratios set forth in the table.
(2)	Effective May 15, 2009, we elected to take action that resulted in the consolidation onto our consolidated balance sheet of all of the assets and liabilities of the conduits in accordance with Financial Accounting Standards Board Interpretation No. 46(R). For purposes of this table, we have assumed that all of the conduits, with total assets of approximately $22.5 billion as of March 31, 2009, were consolidated on March 31, 2009 and that the assets of the conduits were recorded at their fair value as of that date, that we incurred a loss in connection with such consolidation and that our marginal tax rate was 40%. Depending upon, among other things, the measurement date of the security, the subsequent sale price of the security may be different from its recorded fair value. These differences may be significant especially if the security is sold during a period of illiquidity or market disruption or as part of a large block of securities under a forced transaction.
(3)

The tier 1 common risk-based ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities, by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The tier 1 common risk-based ratio is not required by GAAP or on a recurring basis by applicable bank regulatory requirements. However, this ratio was used by the Federal Reserve in connection with its stress test administered to the 19 largest U.S. bank holding companies under the SCAP, the results of which were announced on May 7, 2009. Although we understand that the Federal Reserve does not intend to prospectively require calculation of the tier 1 common risk-based ratio, due to the recent timing of the SCAP, management is currently monitoring this ratio, along with the other ratios set forth in the table above, in evaluating State Street’s capital levels and believes that, at this time, the ratio may be of interest to investors. As used in the table above, actual unaudited tier 1 capital as of March 31,

2009 was $14.6 billion, which capital was calculated in accordance with applicable bank regulatory requirements. To calculate tier 1 common capital, tier 1 capital was reduced by non-common elements of capital, composed of $1.9 billion of preferred stock and $1.5 billion of trust preferred securities. These aggregate non-common capital elements of $3.4 billion were deducted from tier 1 capital of $14.6 billion, resulting in actual unaudited tier 1 common capital of $11.2 billion.

(4)	The ratio of tangible common equity to adjusted tangible assets, or TCE ratio, is calculated by dividing total consolidated common shareholders’ equity by consolidated total assets, after reducing both amounts by goodwill and other intangible assets net of related deferred taxes. Consolidated total assets reflected in the TCE ratio also exclude commercial paper purchased under the Federal Reserve Bank of Boston’s AMLF and cash balances on deposit at the Federal Reserve Bank and other central banks in excess of required reserves. Tangible common equity and adjusted tangible assets are considered to be non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The TCE ratio is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry.

With respect to the calculation of the actual unaudited TCE ratio as of March 31, 2009, a reconciliation of tangible common equity to GAAP total common shareholders’ equity is set forth below (in millions):

Total Common Shareholders’ Equity	$11,969
Less:
Goodwill	4,493
Intangible assets	1,809

Adjusted equity	5,667
Plus deferred tax liability	540

Total tangible common equity	$6,207

With respect to the calculation of the actual unaudited TCE ratio as of March 31, 2009, a reconciliation of adjusted tangible assets to GAAP total assets is set forth below (in millions):

Total Assets	$142,144
Less:
Goodwill	4,493
Other intangible assets	1,809
AMLF investment securities	740
Excess reserves held at central banks	29,963

Adjusted assets	105,139
Plus:
Deferred tax liability	540

Total adjusted tangible assets	$105,679

A hypothetical increase (or decrease) in tangible shareholders’ equity of $100 million would increase (or decrease) our actual unaudited capital ratios at March 31, 2009, all other factors remaining unchanged, as follows: (a) tier 1 leverage ratio by seven basis points, (b) tier 1 risk-based capital ratio by 13 basis points, (c) total risk-based capital ratio by 13 basis points, (d) tier 1 common risk-based ratio by 13 basis points and (e) TCE ratio by 10 basis points. A hypothetical increase (or decrease) in consolidated total assets of $1.0 billion would decrease (or increase) our unaudited capital ratios at March 31, 2009, all other factors remaining unchanged, as follows: (a) tier 1 leverage ratio by eight basis points, (b) tier 1 risk-based capital ratio by 13 basis points, (c) total risk-based capital ratio by 13 basis points, (d) tier 1 common risk-based ratio by 10 basis points and (e) TCE ratio by five basis points. In calculating the impact of an increase or decrease in assets on the capital ratios, we have assumed that the assets are risk-weighted based on the actual composite risk-weighting at March 31, 2009.

The Offering

Common stock we are offering:	51,283,000 shares

Common stock outstanding after this offering:	486,092,120 shares(1)(2)

Underwriter’s option to purchase additional shares:	7,692,450 shares

Use of proceeds:	The net proceeds of this offering will be approximately $1.94 billion (or approximately $2.23 billion if the underwriters exercise in full their option to purchase additional shares), after deducting estimated expenses and underwriting discounts and commissions. Subject to consultation with our banking regulators, we plan to notify the U.S. Treasury of our intent to repurchase the shares of our Series B fixed-rate cumulative perpetual preferred stock, or Series B Preferred Stock, issued to the U.S. Treasury under the TARP capital purchase program and the related outstanding common stock purchase warrants, which together we refer to as the TARP securities. If permitted to effect such repurchase, we expect to use the net proceeds of this offering and the proposed offering of our senior notes described below under the heading “—Proposed Senior Notes Offering” to repurchase the TARP securities. If we are not permitted to repurchase the TARP securities or if any proceeds remain following such repurchase, we may also use the net proceeds of the offerings for general corporate purposes, which may include working capital, capital expenditures, funding potential future acquisitions, investments in or loans to our subsidiaries, refinancing of debt and satisfaction of other obligations.

New York Stock Exchange symbol:	“STT”

(1)	The number of shares of our common stock outstanding immediately after the closing of this offering is based on 434,809,120 shares of our common stock outstanding as of May 1, 2009, including unvested restricted stock granted under our stock compensation plan and excluding 420,734 shares of common stock acquired for deferred compensation plans and held by an external trustee as of May 1, 2009.
(2)	Unless otherwise indicated, the number of shares of common stock presented in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares and excludes 14,352,687 shares issuable upon exercise of options outstanding as of May 1, 2009, 9,651,487 shares issuable pursuant to outstanding grants under stock award programs, other equity incentive plans and a stock purchase plan as of May 1, 2009 and 5,576,208 shares issuable upon exercise of a warrant issued to the U.S. Treasury and outstanding as of May 1, 2009.

Proposed Senior Notes Offering

We also intend to offer, under a separate prospectus supplement, senior notes in a registered public offering. There can be no assurance as to the timing, size or terms of the proposed senior notes offering or that the proposed senior notes offering will be completed. The completion of this offering is not conditioned on the completion of the proposed senior notes offering and the completion of the proposed senior notes offering is not conditioned upon the completion of this offering. Any debt issued in the proposed senior notes offering will not be guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

RISK FACTORS

An investment in our common stock is subject to the risk factors described below. You should carefully consider the following risk factors and other information contained in this prospectus supplement, in the documents included or incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding whether this investment is suited to your particular circumstances.

The risk factors below restate those set forth in our Annual Report on Form 10-K for the year ended December 31, 2008, including, in particular: (1) to reflect the consolidation of the conduits onto our consolidated balance sheet and (2) to update the information in the other risk factors.

Risks Relating to State Street

Global financial market disruptions since mid-2007 have increased the uncertainty and unpredictability we face in managing our business, and continued or additional disruptions could have an adverse effect on our business, our results of operations and our financial condition.

Since mid-2007, global credit and other financial markets have suffered substantial volatility, illiquidity and disruption. Beginning in 2008, these factors resulted in the bankruptcy or acquisition of, or significant government assistance to, a number of major domestic and international financial institutions, some of which were significant counterparties with us. These events, and the potential for increased and continuing disruptions, have significantly diminished overall confidence in the financial markets and in financial institutions, have further exacerbated liquidity and pricing issues within the fixed-income markets, have increased the uncertainty and unpredictability we face in managing our business and have had an adverse effect on our business, our results of operations and our financial condition. The continuation of current disruptions or the occurrence of additional disruptions in the global markets could have an adverse effect on our business, our results of operations and our financial condition.

The current worldwide economic recession has adversely affected, and is likely to continue to adversely affect, our business and our results of operations.

Our business is affected by global economic conditions, including regional and international rates of economic growth and the impact that such economic conditions have on the financial markets. The current downturn in the U.S. and global economies has led to an increased level of commercial and consumer delinquencies, lack of consumer confidence, decreased market valuations and liquidity, increased market volatility and a widespread reduction of business activity generally. The resulting economic pressure and lack of confidence in the financial markets has adversely affected our business, our financial condition and our results of operations, as well as the business of our customers. A worsening of economic conditions in the U.S. or globally would likely exacerbate the adverse effects of these difficult conditions on us and on the financial services industry in general.

The consolidation for financial reporting purposes of our asset-backed commercial paper conduits may increase the volatility of our net interest income, changes the composition of the assets on our consolidated balance sheet and may require that we change the manner in which we fund those assets.

Effective May 15, 2009, we elected to take action that resulted in the consolidation onto our consolidated balance sheet of all of the assets and liabilities of the conduits. Upon consolidation, the aggregate fair value of the conduit assets was established as their book value, resulting in a discount to par value. To the extent that the assets’ cash flows exceed their book value, the discounts will accrete as interest revenue over the lives of the assets in accordance with GAAP. The timing and ultimate recognition of this accretion of revenue depends on factors including future credit conditions and the timing of underlying collateral prepayment. Because the rate of revenue recognition is dependent in part on the rate of prepayments, which is beyond our control, the volatility of our net interest revenue may increase.

Consolidating the conduits also altered the overall composition of the assets on our consolidated balance sheet. As of May 15, 2009, the percentage of the carrying value of our aggregate investment securities rated “AAA” was 69%, rated “AA” was 12%, rated “A” was 7% and rated “BBB” was 4% following consolidation, compared to 72%, 11%, 5% and 3%, respectively, immediately prior to consolidation. The percentage of the financial assets on our consolidated balance sheet that are classified as level 3 for purposes of SFAS No. 157 also increased as a result of the conduit consolidation. Although we anticipate that the actual economic loss on the assets consolidated from the conduits will be less than the after-tax extraordinary loss of approximately $3.7 billion that we recorded upon consolidation, we believe that the risk of economic loss associated with these assets is generally higher than the risk associated with the other securities on our consolidated balance sheet.

Going forward, we expect to fund the conduit assets through State Street Bank’s normal funding sources, through the issuance by the conduits of asset-backed commercial paper or by drawing upon our other short-term liquidity sources. The amount and composition of this funding will vary depending on the availability and cost of the various funding sources. If the market for asset-backed commercial paper continues to be stressed, or if the conduits are unable to obtain third-party funding, we may be required to fund the conduits from State Street Bank’s normal funding sources or our other liquidity sources. If conditions were to arise that strained our liquidity management, such increased reliance upon our balance sheet as a funding source would place additional pressure on our liquidity management.

The failure or instability of any of our significant counterparties, many of whom are financial institutions, could expose us to loss.

The financial markets are characterized by extensive interconnections among financial institutions, including banks, broker/dealers, collective investment funds and insurance companies. As a result of these interconnections, we and many of our customers have concentrated counterparty exposure to other financial institutions. Although we have procedures for monitoring both individual and aggregate counterparty risk, like other large financial institutions the nature of our business is such that large individual and aggregate counterparty exposure is inherent. At any given time, it is typical that we will have one or more counterparties to which our exposure exceeds 10% of our total shareholders’ equity exclusive of unrealized gains or losses. Concentration of counterparty exposure presents significant risks to us and to our customers because the failure or perceived weakness of any of our counterparties (or in some cases of our customers’ counterparties) has the potential to expose us to risk of loss. The current instability of the financial markets has resulted in many financial institutions becoming significantly less creditworthy, and as a result we are exposed to increased counterparty risks, both as principal and in our capacity as agent for our customers. Changes in market perception of the financial strength of particular financial institutions can occur rapidly, is often based upon a variety of factors and is difficult to predict. In addition, as U.S. and non-U.S. governments have addressed the financial crisis in an evolving manner, the criteria for and manner of governmental support of financial institutions and other economically important sectors remain uncertain. If a significant individual counterparty defaults on an obligation to us, we could incur financial losses that materially adversely affect our business, our financial condition and our results of operations.

Although our entire business is subject to these interconnections, several of our lines of business are particularly sensitive to them, including our Treasury operations, currency and other trading, securities lending and investment management. Given the limited number of strong counterparties in the current market, we are not able to mitigate all of our and our customers’ counterparty credit risk. The current consolidation of financial service firms that began in 2008, and which we believe is likely to continue in 2009, and the failures of other financial institutions have increased the concentration of our counterparty risk.

In the normal course of business we assume significant credit and counterparty risk, and even when we hold collateral against this risk, we may incur a loss in the event of a default.

Our focus on large institutional investors and their businesses requires that we assume secured and unsecured credit and counterparty risk, both on-and off-balance sheet, in a variety of forms. We may experience significant intra- and inter-day credit exposure through settlement-related or redemption-related extensions of credit. The degree of the demand for such overdraft credit tends to increase during periods of market turbulence. For example, investors in collective investment vehicles for which we act as custodian may engage in significant redemption activity due to adverse market or economic news that was not anticipated by the fund’s manager. Our relationship with our customers, the nature of the settlement process and our systems may limit our ability to decline to extend short-term credit in such circumstances. For some types of customers, we provide credit to allow them to leverage their portfolios, which increases our potential loss if the customer experiences credit difficulties. From time to time, we may assume concentrated credit risk at the individual obligor, counterparty or guarantor level. In addition, we may from time to time be exposed to concentrated credit risk at the industry or country level, potentially exposing us to a single market or political event or a correlated set of events. We are also generally not able to net exposures across counterparties that are affiliated entities and may not be able in all circumstances to net exposures across multiple products to the same legal entity. As a consequence, we may incur a loss in relation to one entity or product even though our exposure to one of its affiliates or across product types is over-collateralized. Moreover, not all of our counterparty exposure is secured, and when our exposure is secured, the realizable market value of the collateral may be less at the time we exercise rights against that collateral than the value of the secured obligations. This risk may be particularly acute if we are required to sell the collateral into an illiquid or temporarily impaired market. See, for example, “—We are exposed to the risk of losses as a result of certain customer relationships with Lehman Brothers.” In some cases, we have indemnified customers against a shortfall in the value of collateral that secures certain repurchase obligations of third parties to such customers.

In addition, our customers often purchase securities or other financial instruments from a broker/dealer under repurchase arrangements, frequently as a method of reinvesting the cash collateral they receive from lending their securities. Under these arrangements, the broker/dealer is obligated to repurchase these securities or financial instruments from the customer at the same price at some point in the future. The anticipated value of the collateral is intended to exceed the broker/dealer’s repayment obligation. In certain cases, we agree to indemnify our customers from any loss that would arise upon a default by the counterparty if the proceeds from the disposition of the securities or other financial assets is less than the amount of the repayment obligation by the customer’s counterparty. In those instances, we, rather than our customer, are exposed to the risks associated with counterparty default and collateral value.

Certain assets on our consolidated balance sheet are entitled to the benefit of guarantees from monoline insurance companies. Certain of these insurance companies have experienced significant deterioration in their financial condition, including one that has suspended all payments on its contractual obligations, and may not continue to perform their guarantee obligations. To the extent assets require credit support from the guarantors to be able to pay principal and interest in full and the guarantor does not or is not able to make payments required under the guarantee, we are exposed to risk of loss.

We are exposed to the risk of losses as a result of certain customer relationships with Lehman Brothers.

We had indemnification obligations with respect to customer repurchase agreements with Lehman. In the case of some of our customers that entered into repurchase agreements with a U.S.-based Lehman affiliate, we indemnified obligations totaling $1 billion and, following the bankruptcy of Lehman, paid this amount to our customers. Upon such payments, we took possession of the collateral, consisting of commercial real estate obligations, that was subject to our customers’ repurchase agreements with Lehman. Based upon our assessment of the likely proceeds to be received from the disposition or maturity of this collateral in light of the then current market environment, during the third quarter of 2008, we established a reserve of $200 million to cover the difference between the estimated fair value of the collateral at the time and the payment we made to our customers. As we do with our investment portfolio, we continue to evaluate the value of the collateral. In the first quarter of 2009, we recorded a provision for loan losses of $84 million in connection with this collateral. Upon further evaluation or changes in market conditions, we may incur additional charges if the value of the collateral deteriorates. In addition, upon disposition or maturity of the collateral, the loss incurred may be greater.

In addition to the foregoing repurchase agreements, certain customers had entered into repurchase agreements with Lehman’s U.K. affiliate. We have repaid those customers and taken possession of the related collateral; however, we believe that the proceeds from the disposition or maturity of the collateral will be at least equal to the amount we paid to such customers and, consequently, have not established a reserve related to those agreements. It is possible that we will incur losses relating to these agreements in the future.

We appointed Lehman as sub-custodian or prime broker for some of our custody customers and some investment funds managed by SSgA. For custody customers, we made this appointment at their direction. In the case of investment funds managed by SSgA, we appointed Lehman in our capacity as manager of those funds. As of September 15, 2008, the date Lehman was placed in administration, our custody customers had claims against Lehman of approximately $325 million, and our investment funds had claims against Lehman of approximately $312 million, both in connection with Lehman’s role as a sub-custodian or prime broker. Estimating the actual amount or timing of any recovery on our clients’ and funds’ claims against Lehman is currently not possible. While we believe that we acted appropriately in appointing Lehman as a sub-custodian and a prime-broker, some customers who invested in the funds managed by SSgA have commenced litigation against us seeking compensation for their losses. Resolution of these disputes could adversely affect our financial condition and results of operations.

If all or a significant portion of the unrealized losses in investment securities on our consolidated balance sheet were determined to be other-than-temporarily impaired, we would recognize a material charge to our earnings and our capital ratios would be adversely impacted.

The following table summarizes the amount of after-tax net unrealized losses associated with investment securities on our consolidated balance sheet, including the portfolio holdings of the asset-backed commercial paper conduits which we consolidated onto our consolidated balance sheet effective May 15, 2009. The securities reflected in the table under the column “Asset-Backed Commercial Paper Conduits” were consolidated onto our consolidated balance sheet at fair value at the date of consolidation, as a result of which we recorded a pre-tax extraordinary loss of approximately $6.1 billion (or approximately $3.7 billion after-tax):

	After-Tax Unrealized Losses on
	Available-for-Sale Investment Securities On Consolidated Balance Sheet	Held-to-Maturity Investment Securities On Consolidated Balance Sheet	Asset-Backed Commercial Paper Conduits
		(dollars in billions)
May 15, 2009	$3.2	$2.1	—	(1)
March 31, 2009	3.6	2.3	$3.6
December 31, 2008	4.1	2.3	3.6

(1)	Because these assets were consolidated on our consolidated balance sheet as of May 15, 2009 and a related loss was recorded in our income statement, no unrealized losses are attributable to such assets as of May 15, 2009. In future periods, any unrealized losses on the conduit assets would be reflected in amounts disclosed with respect to our investment securities portfolio.

Generally, the fair value of such securities is based upon information supplied by third-party sources. Market values for the securities in our portfolio declined significantly during 2008 as liquidity and pricing generally in the capital markets was disrupted. When the fair value of a security declines, management must assess whether that decline is “other-than-temporary.” See “—We must apply significant judgment to assign fair values to our assets, and we may not be able to realize these values, or any value, if these assets were sold.” When management reviews whether a decline in fair value is other than temporary, it considers numerous factors, many of which involve significant judgment. During 2008 and 2009, rating agencies imposed an increasing number of downgrades and credit watches on the securities in our investment portfolio, which contributed to the decline in market values. Any continued increase in downgrades and credit watches may contribute to a further decline in market values. More generally, market conditions continue to be volatile, and we can provide no assurance that the amount of the unrealized losses will not increase.

To the extent that any portion of the unrealized losses in these portfolios is determined to be other-than-temporarily impaired, we will recognize a charge to our earnings in the quarter during which such determination is made and our capital ratios will be adversely impacted. If any such charge is significant, a rating agency might downgrade our credit rating or put us on credit watch. Our credit rating was downgraded by each of the principal rating agencies during the first quarter of 2009. A further downgrade or a significant reduction in our capital ratios might adversely impact our ability to access the capital markets or might increase our cost of capital. Even if we do not determine that the unrealized losses associated with these portfolios require an impairment charge, increases in such unrealized losses adversely affect our tangible common equity ratio, which may adversely affect credit rating agency and investor sentiment toward us. Such negative perception also may adversely affect our ability to access the capital markets or might increase our cost of capital.

Our business activities expose us to liquidity and interest-rate risk.

In our business activities, we assume liquidity and interest-rate risk in our investment portfolio of longer-and intermediate-term assets, which is funded in large part by our customer deposit base. Similarly, after consolidation of our commercial paper conduits, we may fund the portfolio of intermediate term assets held by the conduits through our customer deposit base, by the conduits issuing commercial paper or by drawing upon other short-term liquidity sources. In addition, we may be exposed to liquidity or other risks in managing asset pools for third parties that are funded on a short-term basis, or where the customers participating in these products have a right to the return of cash or assets on limited notice. These business activities include, among others, securities finance collateral pools, money market and other short-term investment funds and liquidity facilities in connection with municipal bond programs.

We must apply significant judgment to assign fair values to our assets, and we may not be able to realize these values, or any value, if these assets were sold.

As of March 31, 2009, including the effect of master netting agreements, approximately 46% of our consolidated total assets and approximately 5% of our consolidated total liabilities were carried at fair value on a recurring basis. Current accounting standards require us to categorize these assets and liabilities according to a fair value valuation hierarchy. On the same basis, approximately 39% of our assets and approximately 5% of our liabilities were categorized in level 2 of the valuation hierarchy (meaning that their fair value was determined by reference to quoted prices for similar assets or liabilities or other observable inputs) or level 3 (meaning that their fair value was determined by reference to inputs that are unobservable in the market and therefore require a greater degree of management judgment). Effective May 15, 2009, as a result of the consolidation for financial reporting purposes onto our consolidated balance sheet of the conduits, the percentage of the assets on our consolidated balance sheet that are classified as level 3 for purposes of SFAS No. 157 has increased. See “—The consolidation for financial reporting purposes of our asset-backed commercial paper conduits may increase the volatility of our net interest income, changes the composition of the assets on our consolidated balance sheet and may require that we change the manner in which we fund those assets.”

The determination of fair value for financial assets and liabilities categorized in level 2 or 3 involves significant judgment due to the complexity of factors contributing to the valuation, many of which are not readily observable in the market. The current market disruptions make valuation even more difficult and subjective. In addition, we have historically placed a high level of reliance on information obtained from third-party sources to measure fair values. Third-party sources also use assumptions, judgments and estimates in determining securities values, and different third parties use different methodologies or provide different prices for securities.

In addition, the nature of the market participant that is valuing the securities at any given time could impact the valuation of the securities. For example, investment banks, such as the underwriters of our public offerings, may value our securities differently than securities pricing providers. Moreover, depending upon, among other things, the measurement date of the security, the subsequent sale price of the security may be different from its recorded fair value. These differences may be significant, especially if the security is sold during a period of illiquidity or market disruption or as part of a large block of securities under a forced transaction.

Adverse conditions in the economy or financial markets may simultaneously trigger adverse events affecting multiple aspects of our business.

Adverse economic or financial market conditions could simultaneously adversely affect several aspects of our business. For example, decreases in equity market valuations adversely impact the fee revenue we receive from both asset servicing and asset management, since both business lines employ fee structures that are determined in significant part by the percentage of assets under custody, administration or management. If multiple aspects of our business are simultaneously impacted by economic or financial market conditions or other events, the demands on our liquidity may exceed our resources.

We may need to raise additional capital in the future, which may not be available to us or may only be available on unfavorable terms.

As a result of continued disruption in the financial markets or other developments having an adverse effect on our capital ratios, we may need to raise additional capital in order to maintain our credit ratings or for other purposes. However, our ability to access the capital markets, if needed, will depend on a number of factors, including the state of the financial markets. Accordingly, we cannot assure you of our ability to raise additional capital, if needed, on terms acceptable to us.

If our custody customers experience high levels of redemption requests from their investors, or if high volumes in the securities markets disrupt normal settlements, we may provide significant and unanticipated overdraft availability, exposing us to risk of loss.

We provide custody and related services for mutual funds and other collective investment vehicles managed by unaffiliated managers. Generally, these affiliated and unaffiliated collective investment pools offer investors liquidity on a daily basis or with notice periods of a month or less. During periods of disruption in the financial markets, failures in the settlement process tend to increase, and investor demand for liquidity from these investment pools can be extremely high relative to normal cash levels maintained by those funds. In such circumstances, we may, but generally are not required to, provide short-term extensions of credit. For example, during the second half of 2008, we funded higher-than-normal levels of overdrafts by unaffiliated mutual funds and other collective investment vehicles, with particular liquidity requirements by money market funds. The provision of such overdraft availability may affect the size of our balance sheet, which, in the absence of additional capital, could adversely affect our capital ratios. In addition, if these overdrafts are substantial relative to the net assets of the investment pool, we may be subject to the risk that the investment pool is unable to liquidate assets to pay down the overdraft or that a decline in the value of the investment pool’s assets may result in the fund not having sufficient assets to satisfy its obligation to repay the overdrafts, exposing us to risk of loss.

Our reputation and business prospects may be damaged if our customers incur substantial losses in investment pools where we act as agent.

Our management of collective investment pools on behalf of customers exposes us to reputational risk. The incurrence by our customers of substantial losses in these pools, particularly in money market funds (where there is a general market expectation that net asset value will not drop below $1.00 per share), in situations where we make distributions in-kind to satisfy redemption requests or in circumstances where one of our investment strategies significantly underperforms the market or our competitors’ products, could result in significant harm to our reputation and significantly and adversely affect the prospects of our associated business units. In some very limited circumstances, and consistent with applicable regulatory requirements, we may compensate investment pools for all or a portion of the pool’s losses even though we are not statutorily or contractually obligated to do so. Because we often implement investment and operational decisions and actions over multiple investment pools to achieve scale, we face increased risk that losses, even small losses, may have a significant effect in the aggregate.

A failure or inability to provide support to investment pools could damage our reputation among current or prospective customers. For example, during the first and fourth quarters of 2008, we elected to provide support to stable value accounts managed by SSgA. These accounts, offered to retirement plans, allow participants to purchase and redeem units at a constant net asset value regardless of volatility in the underlying value of the assets held by the account. The accounts enter into contractual arrangements with third-party financial institutions that agree to make up any shortfall in the account if all the units are redeemed at the constant net asset value. These financial institutions have the right, under certain circumstances, to terminate this guarantee with respect to future investments in the account. During 2008, the liquidity and pricing issues in the fixed-income markets adversely impacted the market value of the securities in these accounts to the point that the third-party guarantors considered terminating their financial guarantees with the accounts.

During the first quarter of 2008, although we were not statutorily or contractually obligated to do so, we contributed $160 million to these accounts. In addition, during the fourth quarter of 2008, although we were not statutorily or contractually obligated to do so, we elected to purchase approximately $2.49 billion of debt securities from these accounts that had been identified as presenting increased risk in the current market environment, and to contribute an aggregate of $450 million to the accounts, to improve the ratio of the market value of the accounts’ portfolio holdings to the book value of the accounts. This election to contribute $450 million to the accounts resulted in a fourth quarter 2008 charge of $450 million. Any future decision by us to provide financial support to our investment pools would potentially result in the recognition of significant losses and could in certain situations require us to consolidate the investment pools onto our balance sheet. A failure or inability to provide such support could damage our reputation among current and prospective customers. Any termination by a third-party guarantor of its guarantee could, if we were unable to replace the guarantee, adversely affect our business or result in litigation.

We may be exposed to customer claims, financial loss, reputational damage and regulatory scrutiny as a result of transacting purchases and redemptions relating to the unregistered cash collateral pools underlying our securities lending program at a net asset value of $1.00 per unit rather than a lower net asset value based upon market value of the underlying portfolios.

A portion of the cash collateral received by customers under our securities lending program is invested in cash collateral pools that we manage. Interests in these cash collateral pools are held by unaffiliated customers and by registered and unregistered investment funds that we manage. Our cash collateral pools that are money market funds registered under the Investment Company Act of 1940 are required to maintain, and have maintained, a constant net asset value of $1.00 per unit. The remainder of our cash collateral pools are bank collective investment funds that are not required to be registered under the Investment Company Act. These unregistered cash collateral pools seek, but are not required, to maintain, and transact purchases and redemptions at, a constant net asset value of $1.00 per unit. At March 31, 2009, December 31, 2008 and December 31, 2007, the aggregate net asset value of these unregistered cash collateral pools (based on a constant net asset value of $1.00) was approximately $122 billion, $122 billion and $194 billion, respectively.

Throughout 2008 and currently, these unregistered cash collateral pools have continued to transact purchases and redemptions at a constant net asset value of $1.00 per unit even though the market value of the unregistered cash collateral pools’ portfolio holdings, determined using pricing from third-party pricing sources, has been below $1.00 per unit. At March 31, 2009, the net asset value, based on the market value of our unregistered cash collateral pools, ranged from $0.904 to $1.00, with the weighted-average net asset value on that date equal to $0.947. A substantial portion of the decline in the market value of these assets occurred in the fourth quarter of 2008. We believe that our practice of continuing to effect purchases and redemptions at $1.00 per unit at the unregistered cash collateral pools, notwithstanding the underlying portfolios having a market value of less than $1.00 per unit, is consistent with the practices of other securities lending agents and in compliance with the terms of our unregistered cash collateral pools. We have continued this practice for a number of reasons, including the fact that none of the securities in the cash collateral pools is currently in default or considered to be impaired, and that there are restrictions on withdrawals from the collective investment funds. Currently, we require direct participants in the collateral pools who wish to redeem their interests in the pools, other than in connection with the operation of the securities lending program, to accept redemption proceeds in the form of in-kind distributions. Moreover, the cash collateral pools have adequate sources of liquidity, from normal lending activity under the securities lending program, in order not to be required for liquidity purposes to sell securities the values of which have been adversely impacted by the lack of liquidity in the fixed-income markets. If we continue to transact purchases and redemptions from the unregistered cash collateral pools based upon a constant $1.00 per unit net asset value and the liquid assets of these pools turn out to be insufficient to support redemption activity at such value or the pools suffer material credit losses on their underlying portfolio holdings, investors in the unregistered cash collateral pools may seek to hold us responsible for any shortfall due to prior redemptions at a value above the market value of the underlying portfolio or as a result of any such portfolio defaults.

Moreover, a broad range of unregistered collective investment pools that SSgA manages, referred to as lending funds, participate in our securities lending program and as a result hold interests in certain of the unregistered cash collateral pools described above. The lending funds continue to purchase and redeem units of the lending funds at prices that assign a $1.00 value to units of the collateral pools held by such funds. If it was determined that the historical or prospective transaction valuation for purchase or redemption of units of the lending funds should reflect a valuation of the units of the collateral pools of less than $1.00, lending fund investors may claim that they overpaid for their investment, or that investors who redeemed their units at prices that reflect a valuation of units of the collateral pools of $1.00 were overcompensated, and seek to hold us responsible for their alleged investment loss. For financial reporting purposes, the lending funds’ financial statements for the period ended December 31, 2008 reflected net asset values for the lending funds based upon a valuation of the units of the collateral pools at market value rather than at the $1.00 transaction value. If we continue to transact purchases and redemptions of units of the lending funds based upon the $1.00 transaction value of the collateral pools rather than their financial statement reported value, such potential exposure would likely increase over time. Since the percentage of a lending fund’s assets on loan varies based on the fund’s investment focus and with changes in market demand, the potential impact of this issue on the net asset value of the lending fund will vary significantly, but in some cases may be material.

In an effort to provide investors in the lending funds equal access to liquidity in the collateral pools and limit the need to sell portfolio securities into an illiquid market in order to meet redemption requests, in March 2009 we established restrictions on the percentage of an investor’s interest in a lending fund that may be redeemed in any month. These restrictions, which do not apply to participant level activity in defined contribution plans, are more definitive and potentially more restrictive than those we initially implemented in October 2008. Investors in the lending funds have objected to, and may claim to have been harmed by, such limitations on liquidity of their investment, notwithstanding our right to implement such restrictions under the governing documents for such funds. As a result, our reputation as an asset manager and the marketability of these lending funds may be adversely affected and participants in our lending funds may seek to be compensated for any loss they incurred or allege to have incurred resulting from either the valuation of the units of the lending funds or restrictions on the liquidity of such units. An indirect participant in certain of the lending funds has commenced a putative class action on behalf of all investors in the lending funds that are benefit plans subject to the Employee Retirement Income Security Act. The class action claim alleges, among other things, failure to exercise prudence in the management of the collateral pools and seeks both damages and injunctive relief. Claims asserted in the purported class action or by other investors in the unregistered cash collateral pools or our lending funds could have a material impact on our consolidated financial condition and results of operations and may result in regulatory scrutiny of our securities lending program.

Our plan to reduce operating costs and support long-term growth may not achieve its intended objectives.

During the fourth quarter of 2008, we recorded charges of $306 million in connection with a restructuring plan. The plan is intended to reduce our future operating costs, including through global workforce reductions that we substantially completed in the first quarter of 2009, in order to support our long-term growth while aligning the organization to meet the challenges and opportunities presented by the current market environment. Our restructuring plan and other workforce management issues may impair our ability to achieve anticipated operating cost reductions or may otherwise harm our business.

If we are unable to continuously attract deposits and other short-term funding, our consolidated financial condition, including our capital ratios, our results of operations and our business prospects could be harmed.

Liquidity management is critical to the management of our consolidated balance sheet and to our ability to service our customer base. We generally use our sources of funds to:

•	extend credit to our customers in connection with our custody business;

•	meet demands for return of funds on deposit by customers; and

•	manage the pool of intermediate-and longer-term assets that are included in the investment securities on our consolidated balance sheet.

Because the demand for credit by our customers is difficult to forecast and control, and may be at its peak at times of disruption in the securities markets, and because the average maturity of our investment portfolio is significantly longer than the contractual maturity of our deposit base, we need to continuously attract, and are dependent upon, access to various sources of short-term funding.

In managing our liquidity, our primary source of short-term funding is customer deposits, which are predominantly transaction-based deposits by institutional investors. Our ability to continue to attract these deposits, and other short-term funding sources such as certificates of deposit and commercial paper, is subject to variability based upon a number of factors, including volume and volatility in the global securities markets, the relative interest rates that we are prepared to pay for these liabilities and the perception of safety of those deposits or short-term obligations relative to alternative short-term investments available to our customers, including in the capital markets. For example, the disruption in the global fixed-income securities markets, which began in the third quarter of 2007 and is continuing, had a substantially greater impact upon liquidity and valuations in those markets than has historically been experienced. In addition, liquidity in the inter-bank market, as well as the markets for commercial paper, certificates of deposit and other short-term instruments, significantly contracted starting in 2008. The availability and cost of credit in short-term markets is highly dependent upon the markets’ perception of our liquidity and creditworthiness. Our efforts to monitor and manage liquidity risk may not be successful or sufficient to deal with dramatic or unanticipated changes in the global securities markets or other event-driven reductions in liquidity. In such events, our cost of funds may increase, thereby reducing our net interest revenue, or we may need to dispose of a portion of our investment portfolio, which, depending upon market conditions, could result in our realizing a loss.

If we are unable to successfully invest customer deposits our business may be adversely affected.

During the current market disruptions, we have experienced substantial inflows of liquid assets, particularly customer deposits, as short-term deposits with us became more attractive relative to other short-term investment options. However, the contraction in the number of counterparties for which we had a favorable credit assessment has made it difficult to invest, even on an overnight basis, all of our available liquidity, which has adversely impacted the rate of return that we earned on these assets. As a result of this contraction of counterparties during the current market disruptions, we have frequently placed deposits with government central banks, resulting in a minimal rate of return. If we continue to face difficulty investing these assets, our ability to attract customer deposits may be harmed, which would in turn harm our business and our results of operations.

Any downgrades in our credit ratings could adversely affect our borrowing costs, capital costs and liquidity and cause reputational harm.

Various independent rating agencies publish credit ratings for our debt obligations based on their evaluation of a number of factors, some of which relate to our performance and other corporate developments, including financings, acquisitions and joint ventures, and some of which relate to general industry conditions. We anticipate that the rating agencies will review our ratings regularly based on our results of operations and developments in our business. We cannot assure you that we will continue to maintain our current ratings. The current market environment and exposure to other financial institution counterparties increases the risk that we may not maintain our current ratings. Downgrades in our credit ratings may adversely affect our borrowing costs, our capital costs and our ability to raise capital and, in turn, our liquidity. A failure to maintain an acceptable credit rating may also preclude us from being competitive in certain products, may be negatively perceived by our customers or counterparties or may have other adverse reputational effects.

An actual or perceived reduction in our financial strength may cause others to reduce or cease doing business with us.

Our counterparties, as well as our customers, rely upon our financial strength and stability and evaluate the risks of doing business with us. If we experience diminished financial strength or stability, actual or perceived, including due to market or regulatory developments, our announced or rumored business developments or results of operations, a decline in our stock price or a reduced credit rating, our counterparties may become less willing to enter into transactions, secured or unsecured, with us, our customers may reduce or place limits upon the level of services we provide them or seek other service providers and our prospective customers may select other service providers. The risk that we may be perceived as less creditworthy relative to other market participants is increased in the current market environment, where the consolidation of financial institutions, including major global financial institutions, is resulting in a smaller number of much larger counterparties and competitors. If our counterparties perceive us to be a less viable counterparty, our ability to enter into financial transactions on terms acceptable to us or our customers, on our or our customers’ behalf, will be materially compromised. If our customers reduce their deposits with us or select other service providers for all or a portion of the services we provide them, our net interest revenue and fee revenue will decrease accordingly.

Our businesses may be negatively affected by adverse publicity or other reputational harm.

Our relationship with many of our customers is predicated upon our reputation as a fiduciary and a service provider that adheres to the highest standards of ethics, service quality and regulatory compliance. Adverse publicity, regulatory actions, litigation, operational failures, the failure to meet customer expectations and other issues could materially and adversely affect our reputation, our ability to attract and retain customers or our sources of funding. Preserving and enhancing our reputation also depends on maintaining systems and procedures that address known risks and regulatory requirements, as well as our ability to identify and mitigate additional risks that arise due to changes in our businesses and the marketplaces in which we operate, the regulatory environment and customer expectations. If any of these developments has a material effect on our reputation, our business will suffer.

Governmental responses to current market disruptions may be inadequate, may have unintended consequences and may increase our costs.

In response to current market disruptions, legislators and financial regulators have taken a number of steps to stabilize the financial markets. These steps included the Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009, the provision of other direct and indirect assistance to distressed financial institutions, assistance by the banking authorities in arranging acquisitions of weakened banks and broker/dealers, implementation of programs by the Federal Reserve to provide liquidity to the commercial paper markets and temporary prohibitions on short sales of certain financial institution securities. The overall effects of these and other legislative and regulatory efforts on the financial markets are uncertain, and may not have the intended stabilization effects. In addition to these actions in the U.S., other governments have taken regulatory and other steps to support financial institutions, to guarantee deposits and to seek to stabilize the financial markets. Should these or other legislative or regulatory initiatives fail to stabilize the financial markets, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Political bodies have also increasingly scrutinized the financial services industry. Additional legislative and regulatory measures are under consideration that could substantially increase regulation of the financial services industry and impose restrictions on the operations and general ability of firms within the industry to conduct business consistent with historical practices, including with respect to compensation, interest rates and the impact of bankruptcy proceedings on consumer real property mortgages. In addition, state governmental authorities have also become increasingly active in conducting investigations on matters impacting the financial markets.

These measures may have unintended consequences on the global financial system or our businesses, including increasing competition, reducing our competitive position, increasing the general level of uncertainty in the markets or favoring or disfavoring certain lines of business, institutions or depositors. We may need to modify our strategies, businesses or operations, and we may incur increased capital requirements and constraints or additional costs in order to satisfy new regulatory requirements or to compete in a changed business environment.

Our participation in the U.S. Treasury’s TARP capital purchase program restricts our ability to increase dividends on our common stock, undertake stock repurchase programs and compensate our employees.

In October 2008, the U.S. Treasury invested $2 billion in State Street pursuant to the TARP capital purchase program. The terms of the TARP capital purchase program require us to pay cumulative preferred dividends to Treasury and restrict our ability to increase dividends on our common stock, redeem Treasury’s investment without receiving high-quality replacement capital, undertake common stock repurchase programs and compensate our employees. In February 2009, the American Recovery and Reinvestment Act, among other things, retroactively imposed additional compensation and governance restrictions on participants in the program. Additional restrictions may be imposed by Treasury or Congress on us at a later date, and these restrictions may also apply to us retroactively. These restrictions may have a material adverse effect on our operations, revenue and financial condition, on our ability to pay dividends or on our ability to retain or attract talented executives and other employees.

We cannot assure you that we will be permitted to repurchase the Series B Preferred Stock issued to the U.S. Treasury and the related outstanding warrants with the proceeds of this offering.

While we intend to repurchase the Series B Preferred Stock issued to the U.S. Treasury and the related outstanding warrants, as described in “Use of Proceeds,” we cannot assure you that we will be permitted to do so with the proceeds of this offering. The repurchase of the Series B Preferred Stock and the related warrants is subject to consultation with our banking regulators and the U.S. Treasury. Until such time as the Series B Preferred Stock and the related warrants are repurchased, we will remain subject to the terms and conditions of the TARP capital purchase program.

Government-imposed limitations on short sales and investor decisions to reduce short selling may harm our securities finance revenues.

Government-imposed prohibitions and restrictions on short sales of securities, designed to address perceived market abuses, negatively impacted the value of securities on loan during 2008. Although many of these restrictions have expired, regulators are actively considering new restrictions on short sales, and continued

reductions in the overall volume of short sales likely would decrease our securities finance revenue. In addition, media and regulatory focus on short selling, and losses incurred in securities finance programs sponsored by other financial institutions, have caused some institutional investors to reduce or eliminate their securities finance programs. Continued investor avoidance of short sales or renewed regulatory prohibitions on short sales would affect our business model and the demand for our services, and both our revenue from securities finance operations and the liquidity and market value of the collateral pools in which our customers invest may be adversely affected.

Because our fee income is based in part on the value of assets under custody or management, our business could be adversely affected by further declines in asset values.

The significant declines in equity and other financial markets globally during 2008 and during portions of 2009 have adversely affected and are likely to continue to adversely affect our fee revenue, which is based in part upon the value of assets under custody, administration or management. The lower levels of equity indices during the first quarter of 2009 resulted in significant declines in our fee income in the first quarter of 2009 compared to the corresponding period of 2008, and to the extent equity market levels remain depressed during 2009, would continue to adversely impact our fee income. Further deterioration or a continuation of current market conditions is likely to lead to a continued decline in the value of assets under custody, administration or management, which would reduce our asset-based fee revenue and may adversely affect other transaction-based revenue, such as securities finance revenue, and the volume of transactions that we execute for our customers. Many of the costs of providing our services are relatively fixed. Therefore, any such decline in revenue would have a disproportionate effect on our earnings.

The illiquidity and volatility of global fixed-income and equity markets has affected our ability to effectively and profitably manage our investment pools and may make our products less attractive to customers.

We manage assets on behalf of customers in several forms, including in collective investment pools, including money market funds, securities finance collateral pools, cash collateral and other cash products and short-term investment funds. In addition to the impact on the market value of customer portfolios, the illiquidity and volatility of both the global fixed-income and equity markets have negatively affected our ability to manage customer inflows and outflows from our pooled investment vehicles. Within our asset management business, we manage investment pools, such as mutual funds and collective investment funds, that generally offer our customers the ability to withdraw their investments on short notice, generally daily or monthly. This feature requires that we manage those pools in a manner that takes into account both maximizing the long-term return on the investment pool and retaining sufficient liquidity to meet reasonably anticipated liquidity requirements of our customers.

During the current market disruptions, the liquidity in many asset classes, particularly short-and long-term fixed-income securities, has declined dramatically, and providing liquidity to meet all customer demands in these investment pools without adversely impacting the return to non-withdrawing customers has become more difficult. For customers that invest directly or indirectly in certain of the collateral pools and seek to terminate participation in lending programs, we have required, in accordance with the applicable customer arrangements, that these withdrawals from the collateral pools take the form of partial in-kind distributions of securities, and in the case of SSgA funds that engage in securities lending, we have implemented limitations on the portion of an investor’s interest in such fund that may be withdrawn during any month, although such limitations do not apply to participant directed activity in defined contribution plans. If higher than normal demands for liquidity from our customers continue or increase, it could become more difficult to manage the liquidity requirements of our collective investment pools and, as a result, we may elect (or in some situations be required) to support the liquidity of these pools. If the liquidity in the fixed-income markets were to deteriorate further or remain disrupted for a prolonged period, our relationship with our customers may be adversely affected, levels of redemption activity could increase and our results of operations and business prospects could be adversely impacted.

In addition, if a money market fund that we manage were to have unexpected liquidity demands from investors in the fund that exceeded available liquidity, the fund could be required to sell assets to meet those redemption requirements, and it may then be difficult to sell the assets held by the fund at a reasonable price, if at all.

Alternatively, although we have no such arrangements currently in place, we have in the past, and may in the future, guaranteed liquidity to investors desiring to make withdrawals from a fund, and a significant amount of such guarantees could adversely affect our own liquidity and financial condition. Because of the size of the investment pools that we manage, we may not have the financial ability or regulatory authority to support the liquidity demands of our customers. The extreme volatility in the equity markets has led to potential for the return on passive and quantitative products deviating from their target return. The temporary closures of securities exchanges in certain markets, such as occurred in Brazil and Russia in the second half of 2008, or artificial floors such as the one implemented in Pakistan, create a risk that customer redemptions in pooled investment vehicles may result in significant tracking error and underperformance relative to stated benchmarks. Any failure of the pools to meet redemption requests or to underperform relative to similar products offered by our competitors could harm our business and our reputation.

We are subject to intense competition in all aspects of our business, which could negatively affect our ability to maintain or increase our profitability.

The markets in which we operate across all facets of our business are both highly competitive and global. We have experienced, and anticipate that we will continue to experience, pricing pressure in many of our core businesses. Many of our businesses compete with other domestic and international banks and financial services companies, such as custody banks, investment advisors, broker-dealers, outsourcing companies and data processing companies. Ongoing consolidation within the financial services industry could pose challenges in the markets we serve, including potentially increased downward pricing pressure across our businesses. Many of our competitors, including our competitors in core services, have substantially greater capital resources than we do. In some of our businesses, we are service providers to significant competitors. These competitors are in some instances significant customers, and the retention of these customers involves additional risks, such as the avoidance of actual or perceived conflicts of interest and the maintenance of high levels of service quality. The ability of a competitor to offer comparable or improved products or services at a lower price would likely negatively affect our ability to maintain or increase our profitability. Many of our core services are subject to contracts that have relatively short terms or may be terminated by our customer after a short notice period. In addition, pricing pressures as a result of the activities of competitors, customer pricing reviews, and rebids, as well as the introduction of new products, may result in a reduction in the prices we can charge for our products and services.

If we fail to attract new customers and cross-sell additional products and services to our existing customers, our prospects for growth may be harmed.

Our strategy for growth depends upon both attracting new customers and cross-selling additional products and services to our existing customer base. To the extent that we are not able to achieve these goals, we may not be able to meet our financial goals. In addition, our proactive cross-selling of multiple products and services to our customers can exacerbate the negative financial effects associated with the risk of loss of any one customer.

Development of new products and services may impose additional costs on us and may expose us to increased operational risk.

Our financial performance depends, in part, on our ability to develop and market new and innovative services and to adopt or develop new technologies that differentiate our products or provide cost efficiencies, while avoiding increased related expenses. The introduction of new products and services can entail significant time and resources. Substantial risks and uncertainties are associated with the introduction of new products and services, including technical and control requirements that may need to be developed and implemented, rapid technological change in the industry, our ability to access technical and other information from our customers and the significant and ongoing investments required to bring new products and services to market in a timely manner at competitive prices. Regulatory and internal control requirements, capital requirements, competitive alternatives and shifting market preferences may also determine if such initiatives can be brought to market in a manner that is timely and attractive to our customers. Failure to manage successfully these risks in the development and implementation of new products or services could have a material adverse effect on our business, as well as our results of operations and financial condition.

It may be difficult and costly to protect our intellectual property rights, and we may not be able to ensure their protection.

We may be unable to protect our intellectual property and proprietary technology effectively, which may allow competitors to duplicate our technology and products and may adversely affect our ability to compete with them. To the extent that we are not able to protect our intellectual property effectively through patents or other means, employees with knowledge of our intellectual property may leave and seek to exploit our intellectual property for their own or others’ advantage. In addition, we may infringe upon claims of third-party patents, and we may face intellectual property challenges from other parties. We may not be successful in defending against any such challenges or in obtaining licenses to avoid or resolve any intellectual property disputes. The intellectual property of an acquired business, such as that of Currenex, Inc., acquired in 2007, may be an important component of the value that we agree to pay for such a business. However, such acquisitions are subject to the risks that the acquired business may not own the intellectual property that we believe we are acquiring, that the intellectual property is dependent upon licenses from third parties, that the acquired business infringes upon the intellectual property rights of others, or that the technology does not have the acceptance in the marketplace that we anticipated.

We may be unable to increase the portion of our management fee revenue that is generated from enhanced index and actively managed products, and the investment performance of these products may result in a reduction in the fees that we earn.

Over the past several years, we have sought to increase the portion of our management fee revenue generated from enhanced index and actively managed products, with respect to which we generally receive fees at higher rates compared to passive products. We may not be able to grow this segment of our business at a rate that is consistent with our business and financial goals. The amount of assets we are able to attract and retain in active strategies depends on the performance of such products relative to competitive products in the institutional marketplace. In addition, with respect to certain of our enhanced index and actively managed products, we have entered into performance fee arrangements, where the management fee revenue we earn is based on the performance of managed funds against specified benchmarks. The reliance on performance fees increases the potential volatility of our management fee revenue. If investment performance in our asset management business fails to meet either benchmarks or the performance of our competitors, we could experience a decline in assets under management and a reduction in the fees that we earn, irrespective of economic or market conditions.

Our business is subject to risks from foreign exchange movements.

The degree of volatility in foreign exchange rates can affect our foreign exchange trading revenue. In general, increased currency volatility may increase our market risk, and our foreign exchange revenue, all other things being equal, is likely to decrease during times of decreased currency volatility. In addition, as our business grows globally, our exposure to changes in foreign currency exchange rates could affect our levels of revenue, expense and earnings, as well as the value of our investment in our non-U.S. operations.

Our revenues and profits are sensitive to changes in interest rates.

Our financial performance could be negatively affected by changes in interest rates as they impact our asset and liability management activities. The levels of interest rates in global markets, changes in the relationship between short- and long-term interest rates, the direction and speed of interest-rate changes, and the asset and liability spreads relative to the currency and geographic mix of our interest-earning assets and interest-bearing liabilities, affect our net interest revenue. Our ability to anticipate these changes or to hedge the related exposures on and off our consolidated balance sheet can significantly influence the success of our asset and liability management activities and the resulting level of our net interest revenue. The impact of changes in interest rates will depend on the relative durations of assets and liabilities in accordance with their relevant currencies. In general, sustained lower interest rates, a flat or inverted yield curve and narrow interest-rate spreads have a constraining effect on our net interest revenue.

Acquisitions, strategic alliances and divestiture pose risks for our business.

Acquisitions of complementary businesses and technologies, development of strategic alliances and divestiture of portions of our business, in addition to fostering organic growth opportunities, are an active part of our overall business strategy to remain competitive. The integration of acquisitions presents risks that differ from the risks associated with our ongoing operations. Our financial results would be significantly harmed by an inability to achieve the cost savings and other benefits that we anticipated in valuing an acquired business. We may not be able to effectively assimilate services, technologies, key personnel or businesses of acquired companies into our business or service offerings, alliances may not be successful, and we may not achieve related revenue growth or cost savings. We also face the risk of being unable to retain the customer bases of acquired companies or unable to cross-sell our products and services to its customers. Acquisitions of investment servicing businesses entail information technology systems conversions, which involve operational risks and may result in customer dissatisfaction and defection. Customers of asset servicing businesses that we have acquired may be competitors of our non-custody businesses. The loss of some of these customers or a significant reduction in revenues generated from them, for competitive or other reasons, would adversely affect the benefits that we expect to achieve from these acquisitions. In addition, we may not be able to successfully manage the divestiture of identified businesses on satisfactory terms, if at all, which would reduce any anticipated benefits to earnings.

With any acquisition, the integration of the operations and resources of the businesses could result in the loss of key employees, the disruption of our and the acquired company’s ongoing businesses, or inconsistencies in standards, controls, procedures and policies that could adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the acquisition. Integration efforts may also divert management attention and resources. The acquisition and combination of a business with our operations may also expose us to risks from unknown or contingent liabilities with respect to which we may have no recourse against the seller. Acquisition transactions are often competitive auctions in which we have limited time and access to information to evaluate the risks inherent in the business being acquired, and no or limited recourse against the seller if undisclosed liabilities are discovered after we enter into a definitive agreement.

We may not achieve the benefits we sought in an acquisition, or, if achieved, those benefits may be achieved later than we anticipated. Failure to achieve anticipated benefits from an acquisition could result in increased costs and lower revenues than expected of the combined company. In addition, if the financial performance associated with an acquisition falls short of expectations, impairment charges associated with the goodwill or other intangible assets recorded as part of the acquisition may result.

Unavailability of financing may make future business acquisitions or dispositions difficult.

Our ability to make acquisitions in order to achieve greater economies of scale or to expand our product offering is dependent upon our financial resources and our ability to access the capital markets. In addition, our ability to dispose of businesses that no longer fit our business model may be difficult if attractive financing is not available to prospective buyers. Due to company-specific issues or lack of liquidity in the capital markets, our ability to expand through acquisitions or to dispose of businesses that no longer are strategic to us may be adversely affected.

We face significant regulatory hurdles when planning business acquisitions.

In connection with most acquisitions, before the acquisition can be completed, we must obtain various regulatory approvals or consents, which may include approvals of the Federal Reserve, the Massachusetts Commissioner of Banks and other domestic and foreign regulatory authorities. These regulatory authorities may impose conditions on the completion of the acquisition or require changes to its terms. Any such conditions, or any associated regulatory delays, could limit the benefits of the transaction.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled people we need to support our business.

Our success depends, in large part, on our ability to attract and retain key people. Competition for the best people in most activities in which we engage can be intense, and we may not be able to hire people or retain them, particularly in light of compensation restrictions applicable to us, as a participant in the TARP capital purchase program, under the Emergency Economic Recovery Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009. The unexpected loss of services of one or more of our key personnel could have a material adverse impact on our business because of their skills, their knowledge of our markets, their years of industry experience and, in some cases, the difficulty of promptly finding qualified replacement personnel. Similarly, the loss of key employees, either individually or as a group, can adversely impact customer perception of our ability to continue to manage certain types of investment management mandates. In some of our businesses, we have experienced significant employee turnover, which increases costs, requires additional training and increases the potential for operational errors.

Long-term fixed-price contracts expose us to pricing and performance risk.

We enter into long-term fixed-price contracts to provide middle office or investment manager and hedge fund manager operations outsourcing services to customers, including services related but not limited to certain trading activities, cash reporting, settlement and reconciliation activities, collateral management and information technology development. The long-term contracts for these relationships require considerable up-front investment by us, including technology and conversion costs, and carry the risk that pricing for the products and services we provide might not prove adequate to generate expected operating margins over the term of the contracts. Profitability of these contracts is largely a function of our ability to accurately calculate pricing for our services and our ability to control our costs and maintain the relationship with the customer for an adequate period of time to recover our up-front investment. Our estimate of the profitability of these arrangements can be adversely impacted by declines in the assets under the customers’ management, whether due to general declines in the securities markets or customer specific issues. In addition, the profitability of these arrangements may be based on our ability to cross sell additional services to these customers, and we may be unable to do so.

In addition, performance risk exists in each contract, given our dependence on successful conversion and implementation onto our own operating platforms of the service activities provided. Our failure to meet specified service levels may also adversely affect our revenue from such arrangements, or permit early termination of the contracts by the customer. If the current decline in overall market securities valuations persists or our customers are unable to grow their businesses, these relationships may not be successful. If the demand for these types of services were to decline, we could see a decline in revenue.

We face significant risks developing and implementing our future business plans and strategies.

In order to maintain and grow our business, we must continuously make strategic decisions about our future business plans, including plans for entering or exiting business lines or geographic markets, plans for acquiring or disposing of businesses and plans to build new systems and other infrastructure. Our business, our results of operations and our financial position may be adversely affected by incorrect business and strategic decisions or improper implementation of our decisions. If the business decisions that we make prove erroneous, we may fail to be responsive to industry changes or customer demands. Moreover, the implementation of our decisions may involve significant capital outlays, often far in advance of when we expect to derive any related revenues, and therefore it may be difficult to alter or abandon plans without incurring significant loss.

We are exposed to operational risk, which could adversely affect our results of operations.

Operational risk is inherent in all of our activities. Our customers have a broad array of complex and specialized servicing, confidentiality and fiduciary requirements. We face the risk that the policies, procedures and systems we have established to comply with our operational requirements will fail, be inadequate or become outdated. We also face the potential for loss resulting from inadequate or failed internal processes, employee supervisory or monitoring mechanisms or other systems or controls, which could materially affect our future results of operations. Operational errors that result in us sending funds to a failing or bankrupt entity may be irreversible, and may subject us to losses. We may also be subject to disruptions from external events that are wholly or partially beyond our control, which could cause delays or disruptions to operational functions, including information processing and financial market settlement functions. In addition, our customers, vendors and counterparties could suffer from such events. Should these events affect us, or the customers, vendors or counterparties with which we conduct business, our results of operations could be negatively affected. When we record balance sheet reserves for probable loss contingencies from operational losses, we may be unable to accurately estimate our exposure, and any reserves we establish to cover operational losses may not be sufficient to cover our actual financial exposure, which may have a material impact on our consolidated financial condition or results of operations.

We depend on information technology, and any failures of our information technology systems could result in significant costs and reputational damage.

Our businesses depend on information technology infrastructure to record and process a large volume of increasingly complex transactions, in many currencies, on a daily basis, across numerous and diverse markets. Any interruptions, delays or breakdowns of this infrastructure could result in significant costs and reputational damage.

Cost shifting to foreign jurisdictions may expose us to increased operational risk and reputational harm and may not result in expected cost savings.

We actively strive to achieve cost savings by shifting certain business processes to lower-cost geographic locations, including by forming joint ventures and by establishing operations in lower cost areas, such as Poland, India and China, and outsourcing to vendors in various jurisdictions. This effort exposes us to the risk that we may not maintain service quality, control or effective management within these business operations. The increased elements of risk that arise from conducting certain operating processes in some jurisdictions could lead to an increase in reputational risk. During periods of transition, greater operational risk and customer concern exist regarding the continuity of a high level of service delivery. The extent and pace at which we are able to move functions to lower-cost locations may also be impacted by regulatory and customer acceptance issues. Such relocation of functions also entails costs, such as technology and real estate expenses, that may offset or exceed the expected financial benefits of the lower-cost locations.

Any theft, loss or other misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects.

Our businesses and relationships with customers are dependent upon our ability to maintain the confidentiality of our and our customers’ trade secrets and confidential information (including customer transactional data and personal data about our employees, our customers and our customers’ customers). Unauthorized access to such information may occur, resulting in theft, loss or other misappropriation. Any theft, loss or other misappropriation of confidential information could have a material adverse impact on our competitive positions, our relationships with our customers and our reputation and could subject us to regulatory inquiries and enforcement, civil litigation and possible financial liability or costs.

Our businesses may be adversely affected by litigation.

From time to time, our customers may make claims and take legal action relating to our performance of fiduciary or contractual responsibilities. We may also face employment lawsuits or other legal claims. In any such claims or actions, demands for substantial monetary damages may be asserted against us and may result in financial liability or an adverse effect on our reputation among investors or on customer demand for our products and services. We may be unable to accurately estimate our exposure to litigation risk when we record balance sheet reserves for probable loss contingencies. As a result, any reserves we establish to cover any settlements or judgments may not be sufficient to cover our actual financial exposure, which may have a material impact on our consolidated financial condition or results of operations.

In the ordinary course of our business, we are also subject to various regulatory, governmental and law enforcement inquiries, investigations and subpoenas. These may be directed generally to participants in the businesses in which we are involved or may be specifically directed at us. In regulatory enforcement matters, claims for disgorgement, the imposition of penalties and the imposition of other remedial sanctions are possible.

In view of the inherent difficulty of predicting the outcome of legal actions and regulatory matters, we cannot provide assurance as to the outcome of any pending matter or, if determined adversely to us, the costs associated with any such matter, particularly where the claimant seeks very large or indeterminate damages or where the matter presents novel legal theories, involves a large number of parties or is at a preliminary stage. The resolution of certain pending legal actions or regulatory matters, if unfavorable, could have a material adverse effect on our consolidated results of operations for the quarter in which such actions or matters are resolved.

We face litigation risks in connection with SSgA’s active fixed-income strategies.

In connection with certain of SSgA’s active fixed-income strategies, during the fourth quarter of 2007, we established a reserve of approximately $625 million to address legal exposure and related costs in connection with such strategies. Among other things, the portfolio managers for certain actively managed fixed-income strategies materially increased the exposure of these strategies to securities collateralized by sub-prime mortgages and shifted the weighting of these portfolios to more highly rated sub-prime instruments. During the third quarter of 2007, as the liquidity and valuations of these securities, including the more highly rated instruments, came under increased pressure, the performance of these strategies was adversely, and in some cases significantly, affected. The underperformance, which was greater than that typically associated with fixed-income funds, also caused a number of our customers to question whether the execution of these strategies was consistent with their investment intent. This questioning has resulted in several civil suits, including putative class action claims, applicable both to funds registered under the Investment Company Act of 1940 and to those that are exempt from such registration. These lawsuits allege, among other things, that we failed to comply with applicable investment limitations, disclosure obligations and our requisite standard of care in managing these active funds, including those where we act as a fiduciary under ERISA. We have also received, and are in the process of responding to, inquiries or subpoenas from federal and state regulatory authorities regarding SSgA’s active fixed-income strategies, including the Securities and Exchange Commission, the Department of Labor and Massachusetts regulatory authorities. Given our desire to fully respond to customer concerns, in the fourth quarter of 2007, State Street undertook a further review of all the actively managed fixed-income strategies at SSgA that were exposed to sub-prime investments. Based on our review and ongoing discussions with customers who were invested in these strategies, we established a reserve to address our estimated legal exposure.

The reserve was established based upon our best judgment as to legal exposures and related costs associated with certain actively managed fixed-income investment strategies. As of March 31, 2009, we had made settlement and related payments totaling approximately $418 million. The amount of the original reserve was based on certain assumptions. While we believe the reserve represents a reasonable estimate of our legal exposure and other costs associated with these issues, we do not believe that it is feasible to predict or determine the amount of such exposure with certainty. As such, it is possible that we have overestimated or underestimated our exposure. If the amount of our actual exposure is materially different from our reserve, there would be a material impact on our consolidated financial condition and results of operations. In addition, we cannot predict at this time whether any of the governmental authorities conducting investigations relating to our fixed income strategies will commence enforcement or other proceedings against us. Any such determination could have an adverse effect on our reputation, operations and financial results.

We face extensive and changing government regulation, which may increase our costs and expose us to risks related to compliance.

Most of our businesses are subject to extensive regulation by multiple regulatory bodies, and many of the customers to which we provide services are themselves subject to a broad range of regulatory requirements. These regulations may affect the manner and terms of delivery of our services. As a financial institution with substantial international operations, we are subject to extensive regulatory and supervisory oversight, both in the U.S. and outside the U.S. in connection with our global operations. The regulations affect, among other things, the scope of our activities and customer services, our capital structure and our ability to fund the operations of our subsidiaries, our lending practices, our dividend policy and the manner in which we market our services. Evolving regulations, such as the Basel II and other global regulatory capital frameworks, short-selling regulations and anti-money laundering regulations, may impose significant compliance costs on us. The disruption of the financial markets in 2008 and resulting governmental support of, and loss of confidence in, financial institutions is likely to result in demand for increased and more extensive regulation of our business both in the U.S and internationally. Different countries may respond to the market and economic environment in different and potentially conflicting manner, which could have the impact of increasing the cost of compliance for us. New or modified regulations and related regulatory guidance may have unforeseen or unintended adverse effects on the financial services industry.

If we do not comply with governmental regulations, we may be subject to fines, penalties, lawsuits or material restrictions on our businesses in the jurisdiction where the violation occurred, which may adversely affect our business operations and, in turn, our financial results. Similarly, many of our customers are subject to significant regulatory requirements, and retain our services in order for us to assist them in complying with those legal requirements. Changes in these regulations can significantly affect the services that we are asked to provide, as well as our costs. In addition, adverse publicity and damage to our reputation arising from the failure or perceived failure to comply with legal, regulatory or contractual requirements could affect our ability to attract and retain customers. If we cause customers to fail to comply with these regulatory requirements, we may be liable to them for losses and expenses that they incur. In recent years, regulatory oversight and enforcement have increased substantially, imposing additional costs and increasing the potential risks associated with our operations. If this regulatory trend continues, it could adversely affect our operations and, in turn, our financial results.

Changes in accounting standards may be difficult to predict and may adversely affect our consolidated financial position and results of operations.

New accounting standards, or changes in the interpretation of existing accounting standards, by the Financial Accounting Standards Board or the SEC, can potentially affect our consolidated financial condition and results of operations. These changes are difficult to predict, and can materially impact how we record and report our consolidated financial condition and results of operations and other financial information. In some cases, we could be required to apply a new or revised standard retroactively, resulting in the revised treatment of certain transactions or activities, and, in some cases, the restatement of prior period financial statements.

Changes in tax laws or regulations, and challenges to our tax positions with respect to historical transactions, may adversely affect our net income, effective tax rate and our overall results of operations and financial condition.

Our businesses can be affected by new tax legislation or the interpretation of existing tax laws worldwide. Changes in tax laws may affect our business directly or indirectly through their impact on the financial markets. In the normal course of business, we are subject to reviews by U.S. and non-U.S. tax authorities. These reviews may result in adjustments to the timing or amount of taxes due and the allocation of taxable income among tax jurisdictions. These adjustments could affect the attainment of our financial goals.

Prior to 2004, we entered into certain leveraged leases, known as sale-in, lease-out, or SILO, transactions. The Internal Revenue Service, or IRS, challenged our tax deductions arising from those transactions. During the second quarter of 2008, while we were engaged in settlement discussions with them, the IRS won a court victory in a SILO case involving other taxpayers. Shortly after that decision, the IRS suspended all SILO settlement discussions and, on August 5, 2008, issued a standard SILO settlement offer to most taxpayers that had such transactions. After reviewing the settlement offer carefully, we have decided not to accept it but to continue to pursue our appeal rights within the IRS.

In accordance with Statement of Financial Accounting Standards No. 13, Accounting for Leases, we originally recorded income and deferred tax liabilities with respect to our SILO transactions based on projected pre-tax and tax cash flows. In consideration of the terms of the settlement offer and the context in which it was issued, we revised our projections of the timing and amount of the tax cash flows and reflected those revisions in our leveraged lease accounting. During the third quarter of 2008 we substantially increased our reserve for tax-related interest expense that may be incurred upon resolution of this matter.

If we were to further revise our projection of the timing or amount of the tax cash flows from the leases, existing accounting standards would require us to again recalculate the rate of return and the recognition of income from the leases from inception. In addition to the recalculation, it is possible that we would increase our reserve for tax-related interest expense, which would be recorded as an increase to income tax expense.

The quantitative models we use to manage our business may contain errors that result in imprecise risk assessments, inaccurate valuations or poor business decisions.

We use quantitative models to help manage many different aspects of our business. As an input to our overall assessment of capital adequacy, we use models to measure the amount of credit risk, market risk, operational risk and business risk we face. During the preparation of our financial statements, we sometimes use models to value positions for which reliable market prices are not available. We also use models to support many different types of business decisions including trading activities, hedging, asset and liability management and whether to change business strategy. In all of these uses, errors in the underlying model could result in unanticipated and adverse consequences. Because of our widespread usage of models, potential errors in models pose an ongoing risk to us.

Our controls and procedures may fail or be circumvented, and our risk management policies and procedures may be inadequate.

We may fail to identify and manage risks related to a variety of aspects of our business, including, but not limited to, operational risk, interest-rate risk, trading risk, fiduciary risk, legal and compliance risk, liquidity risk and credit risk. We have adopted various controls, procedures, policies and systems to monitor and manage risk. We cannot provide assurance that those controls, procedures, policies and systems are adequate to identify and manage the risks inherent in our various businesses. In addition, our businesses and the markets in which we operate are continuously evolving. We may fail to fully understand the implications of changes in our business or the financial markets and fail to adequately or timely enhance our risk framework to address those changes. If our risk framework is ineffective, either because it fails to keep pace with changes in the financial markets or our business or for other reasons, we could incur losses.

We may fail to accurately quantify the magnitude of the risks we face, which could subject us to losses.

We may fail to accurately quantify the magnitude of the risks we face. Our measurement methodologies rely upon many assumptions and historical analyses and correlations. These assumptions may be incorrect, and the historical correlations we rely on may not continue to be relevant. Consequently, the measurements that we make for regulatory and economic capital may not adequately capture or express the true risk profiles of our businesses. Additionally, as businesses and markets evolve, our measurements may not accurately reflect those changes. While our risk measures may indicate sufficient capitalization, we may in fact have inadequate capital to conduct our businesses.

Risks Relating to Our Common Stock

Our stock price will fluctuate.

Since the end of 2007, stock markets in general, and stock prices of financial services companies in particular, including our stock price, have experienced extreme price and volume volatility, including for reasons unrelated to operating performance. These broad market fluctuations may continue to adversely affect our stock price, notwithstanding our operating results.

Significant fluctuations in the market price and volume of our common stock may result not only from general stock market conditions but also from a change in sentiment in the market regarding our operations, business prospects, future funding or this offering. In addition to the risk factors discussed above, the price and volume volatility of our common stock may be affected by:

•

developments in our business or in the financial sector generally, including the effect of direct governmental action in the financial markets generally and with respect to financial institutions in particular;

•	quarterly variations in our operating results or the quality of our assets;

•	regulatory changes affecting our operations;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of strategic developments, significant contracts, loss of significant contracts, acquisitions, divestitures and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	the financial performance of the major industries which we serve;

•	future sales of our equity or equity-related securities;

•	the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the United States and internationally; and

•	economic conditions and monetary and other governmental actions designed to address those conditions.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under the heading “Underwriting,” we are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the stockholders. The board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

The current economic environment and disruption in the financial markets has increased our need for fundraising. Since January 1, 2008, for example, State Street Capital Trust III, a Delaware statutory trust wholly owned by State Street, issued $500 million in aggregate liquidation amount of 8.250% fixed-to-floating rate normal automatic preferred enhanced capital securities, referred to as “normal APEX”; we completed a public offering of approximately 40.5 million shares of our common stock; we issued 20,000 shares of our Series B Preferred Stock, $100,000 liquidation preference per share, and a warrant to purchase 5,576,208 shares of our common stock at an exercise price of $53.80 per share, to the U.S. Treasury; we issued $1.5 billion of fixed-rate senior notes guaranteed by the Federal Deposit Insurance Corporation, or FDIC, under its Temporary Liquidity Guarantee Program, or TLGP; and State Street Bank issued $2.45 billion of fixed- and floating-rate senior notes guaranteed by the FDIC under its TLGP.

Anti-takeover provisions could negatively impact our stockholders.

The Bank Holding Company Act requires any “bank holding company” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act. Chapter 167A of the General Laws of Massachusetts requires any “bank holding company,” as defined in Chapter 167A, to obtain prior approval of the board of bank incorporation before (1) acquiring 5% or more of our common stock, (2) acquiring all or substantially all of our assets or (3) merging or consolidating with us.

You may not receive dividends on the common stock, and our participation in the U.S. Treasury’s TARP capital purchase program restricts our ability to increase dividends and effect stock repurchases.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. We are not required to declare cash dividends on or common stock. In February 2009, in light of the impact of the continued disruption in the global capital markets experienced since the middle of 2007, and as part of a plan to strengthen our tangible common equity, we announced a reduction of the quarterly dividend on our common stock to $0.01 per share. Future dividend payments will depend upon our level of earnings, financial requirements and other relevant factors, including dividend restrictions contained in our debt instruments, if any. In the future, we may reduce or eliminate our common stock dividend. These actions could adversely affect the market price of our common stock.

In addition, our participation in the U.S. Treasury’s TARP capital purchase program restricts our ability to increase dividends on our common stock. In October 2008, the U.S. Treasury invested $2 billion in our preferred stock pursuant to the TARP capital purchase program. The terms of this program require us to pay preferred cumulative dividends to the U.S. Treasury and restrict our ability prior to October 28, 2011, or such earlier time as all preferred shares issued by us to the U.S. Treasury have been redeemed by us or transferred by the U.S. Treasury, to increase dividends on our common stock above the rate in effect at such time, redeem or purchase the preferred shares issued by us to the U.S. Treasury or any of our capital stock or other equity securities.

USE OF PROCEEDS

The net proceeds of this offering will be approximately $1.94 billion (or approximately $2.23 billion if the underwriters exercise in full their option to purchase additional shares), after deducting estimated expenses and underwriting discounts and commissions.

Subject to consultation with our banking regulators, we plan to notify the U.S. Treasury of our intent to repurchase the 20,000 shares of our Series B Preferred Stock issued to the U.S. Treasury under the TARP capital purchase program and the related outstanding common stock purchase warrants. If permitted to effect such repurchase, we expect to use the net proceeds of this offering and the proposed offering of our senior notes described above under the heading “Summary—Proposed Senior Notes Offering” to repurchase the TARP securities. The Series B Preferred Stock would be repurchased at its $100,000 per share liquidation preference, plus accrued and unpaid interest. We anticipate repurchasing the warrants for fair market value as described in the Securities Purchase Agreement we entered into in connection with the capital purchase program investment.

If we are not permitted to repurchase the TARP securities or if any proceeds remain following such repurchase, we may use the net proceeds of the offerings for general corporate purposes, which may include working capital, capital expenditures, funding potential future acquisitions, investments in or loans to our subsidiaries, refinancing of debt and satisfaction of other obligations. The precise amounts and timing of these other applications of proceeds would depend on the funding requirements of State Street Corporation and its subsidiaries, including State Street Bank.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock trades on the New York Stock Exchange under the symbol “STT.” As of May 1, 2009, there were 435,229,854 shares of our common stock issued and outstanding. As of May 1, 2009, there were approximately 4,197 shareholders of record. The following table provides the high and low sales price per share during the periods indicated, as reported on the New York Stock Exchange, and dividends declared per share of our common stock during such periods.

Period	High	Low	Dividends
2007:
First Quarter	$72.82	$61.70	$0.21
Second Quarter	70.58	64.21	0.22
Third Quarter	73.76	59.13	0.22
Fourth Quarter	82.53	66.79	0.23
2008
First Quarter	$86.55	$69.75	$0.23
Second Quarter	85.31	63.23	0.24
Third Quarter	74.85	29.09	0.24
Fourth Quarter	58.05	28.06	0.24
2009
First Quarter	$46.09	$14.43	$0.01
Second Quarter (through May 18, 2009)	$44.00	$28.01	$—

As a result of our participation in the U.S. Treasury’s capital purchase program, we are not currently permitted, without Treasury’s consent, to increase the quarterly dividend per share on our common stock above $0.24 per share. In February 2009, in light of the impact of the continued disruption in the global capital markets experienced since the middle of 2007, and as part of a plan to strengthen our tangible common equity, we announced a reduction of the quarterly dividend on our common stock to $0.01 per share.

The last reported sale price per share of our common stock on May 18, 2009, as reported by the New York Stock Exchange, was $41.79.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income and estate tax considerations applicable to non-U.S. holders with respect to their purchase, ownership and disposition of shares of our common stock. This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. In general, a non-U.S. holder means a beneficial owner of our common stock who is not for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change to the foregoing authorities could alter the U.S. federal income and estate tax consequences to non-U.S. holders described in this prospectus supplement. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset (generally property held for investment).

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any U.S. federal gift or alternative minimum tax consequences or state, local or non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	partnerships or other pass-through entities;

•	regulated investment companies or real estate investment trusts;

•	pension plans;

•	non-U.S. corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes;

•	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; or

•	certain former citizens or residents of the United States.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding shares of our common stock should consult his, her or its tax advisors regarding the tax considerations of acquiring, holding and disposing of shares of our common stock.

We cannot provide any assurance that the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a non-U.S. holder of the purchase, ownership, or disposition of our common stock.

WE URGE PROSPECTIVE INVESTORS TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF SHARES OF OUR COMMON STOCK.

Distributions on Our Common Stock

Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess generally will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s tax basis in our common stock and thereafter as capital gain, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock”.

Dividends paid to a non-U.S. holder in respect of our common stock generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. In order to claim the benefits of an applicable tax treaty, a non-U.S. holder will be required to satisfy applicable certification (for example, IRS Form W-8BEN or other applicable form) and other requirements prior to the distribution date. Non-U.S. holders eligible for a reduced rate of U.S. federal withholding tax under an applicable tax treaty may obtain a refund or credit of any amounts withheld in excess of that rate by filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable tax treaty and the requirements for claiming any such benefits.

Dividends paid to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally are exempt from the 30% U.S. federal withholding tax. Instead, the non-U.S. holder generally will be subject to U.S. federal income tax in respect of the dividend on a net income basis and at the graduated U.S. federal income tax rates applicable to U.S. persons. Non-U.S. holders will be required to comply with certification (for example, IRS Form W-8ECI or applicable successor form) and other requirements prior to the distribution date in order for effectively connected income to be exempt from the 30% U.S. federal withholding tax. A corporate non-U.S. holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected dividends, subject to certain adjustments.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock

In general, a non-U.S. holder will not be subject to any U.S. federal income tax or withholding tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and if required by an applicable tax treaty, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States), in which case the non-U.S. holder generally will be taxed on the net gain at the graduated U.S. federal income tax rates applicable to U.S. persons and, if the non-U.S. holder is a corporation, the additional branch profits tax described above in “Distributions on Our Common Stock” may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•

we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period if shorter) a “U.S. real property holding corporation” unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then a purchaser may withhold 10% of the proceeds payable to a non-U.S. holder from a sale of our common stock and the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although we cannot provide any assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will remain regularly traded on an established securities market for purposes of the rules described above.

U.S. Federal Estate Tax

Shares of our common stock owned or treated as owned at the time of death by an individual who is not a citizen or resident of the United States, as specifically defined for U.S. federal estate tax purposes, will be considered U.S. situs assets and will be included in such individual’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable tax treaty provides otherwise.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. In general, a non-U.S. holder will not be subject to backup withholding at the applicable rate, currently 28%, with respect to dividends on our common stock if the holder provides to us or our paying agent an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or other applicable IRS Form W-8) and neither we nor our paying agent has actual knowledge (or reason to know) the holder is a U.S. person.

Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds from a disposition of our common stock that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the non-U.S. holder appropriately certifies its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS. Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of our common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, plans, individual retirement accounts, Keogh plans and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules, or regulations that are similar to such provisions of ERISA and the Code, which we refer to collectively as similar laws, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements, which we refer to collectively as plans.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code, which we refer to collectively as an ERISA plan, and prohibit certain transactions involving the assets of an ERISA plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA plan or the management or disposition of the assets of such an ERISA plan, or who renders investment advice for a fee or other compensation to such an ERISA plan, is generally considered to be a fiduciary of the ERISA plan.

In considering an investment in our common stock of a portion of the assets of any plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to the fiduciary’s duties to the plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

Prohibited Transaction and Related Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA plans from engaging in certain specified transactions involving plan assets with persons who are parties in interest within the meaning of Section 3(14) of ERISA or disqualified persons within the meaning of Section 4975 of the Code with respect to the plan, which we refer to as parties in interest. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA and Section 414(d) of the Code), certain church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under similar laws.

The acquisition or holding of our common stock by an ERISA plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code, unless our common stock is acquired or held pursuant to and in accordance with an applicable exemption. Accordingly, our common stock may not be purchased or held by any plan or any person investing plan assets of any plan, unless the purchase or holding is eligible for the exemptive relief available under a Prohibited Transaction Class Exemption, or PTCE, such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 issued by the U.S. Department of Labor or the purchase and holding of our common stock is not prohibited on some other basis, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration.

Each purchaser or holder of our common stock or any interest therein, and each person making the decision to purchase or hold our common stock on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in our common stock to the date on which the purchaser disposes of its interest in our common stock, that such purchaser and holder, by its purchase or holding of our common stock or any interest therein that:

•	its purchase and holding of our common stock is not made on behalf of or with plan assets of any plan, or

•

if its purchase and holding of our common stock is made on behalf of or with plan assets of a plan, then (1) its purchase and holding of our common stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (2) neither State Street nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of our common stock and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of our common stock.

Each purchaser and holder of our common stock or any interest therein on behalf of any governmental plan will be deemed to have represented and warranted by its purchase or holding of our common stock or any interest therein that such purchase and holding does not violate any applicable similar laws or rules.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing our common stock on behalf of, or with “plan assets” of, any plan or plan asset entity, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar laws to such investment and the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated May 18, 2009, we have agreed to sell to the underwriters named below, for whom Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as the representatives, the following respective numbers of shares of common stock:

Underwriters	Number of Shares
Goldman, Sachs & Co	25,641,000
Morgan Stanley & Co. Incorporated	15,385,000
Barclays Capital Inc.	2,564,250
Credit Suisse (USA) LLC	2,564,250
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,564,250
UBS Securities LLC	2,564,250

Total	51,283,000

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to an additional 7,692,450 shares at the price initially offered to the public less the underwriting discounts and commissions.

The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $0.70 per share. If all the shares are not sold at the price initially offered to the public, the underwriters may change the public offering price and concession.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Share		Total
	Without Option to Purchase	With Option to Purchase	Without Option to Purchase	With Option to Purchase
Underwriting Discounts and Commissions paid by us	$1.17	$1.17	$60,001,110	$69,001,277
Expenses payable by us	$0.01	$0.01	$525,000	$525,000

We have agreed that we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of our securities that are substantially similar to the shares, including, but not limited to any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities without the prior written consent of the representatives for a period of 60 days after the date of this prospectus supplement, other than (i) pursuant to equity incentive or stock option plans reported on our proxy statement filed with the commission on April 6, 2009 or annual report on Form 10-K for the year ended December 31, 2008 or (ii) upon the exercise of an option or a warrant or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of the underwriting agreement. Our officers and directors have agreed to substantially similar restrictions. One of our directors will not be standing for re-election at our annual meeting of shareholders to be held on May 20, 2009 and will not be subject to the selling restrictions described above.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for State Street, for which they received or will receive customary fees and expenses.

In connection with the offering, the underwriters may engage in stabilizing transactions, short sales, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Short sales involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of additional shares purchased by the underwriters is not greater than the number of shares that they have the option to additionally purchase. In a naked short position, the number of shares involved is greater than the number of shares they have the option to additionally purchase. The underwriters may close out any covered short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they have the option to purchase additional shares. If the underwriters sell more shares than could be covered by the option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, short sales, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The New York Stock Exchange market or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to the underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

The shares are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (“the Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the manager for any such offer; or

(d)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong

The underwriters and each of their affiliates have not (i) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, our securities other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our securities which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement, the accompanying prospectus or any other offering material relating to our securities has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and our securities will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, our securities may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other offering material relating to our securities be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

United Kingdom

Each of the underwriters severally represents, warrants and agrees as follows:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(b)	it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal matters in connection with the offering of our common stock will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP and for the underwriters by Cravath, Swaine & Moore LLP.

EXPERTS

The consolidated financial statements of State Street Corporation appearing in State Street Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of State Street Corporation’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of State Street Corporation for the three-month periods ended March 31, 2009 and March 31, 2008, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 30, 2009, included in State Street Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.statestreet.com. Our website is not a part of this prospectus supplement. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Because our common stock is listed on the New York Stock Exchange, you may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus supplement and accompanying prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Current Reports on Form 8-K filed on January 16, 2009, January 20, 2009, March 6, 2009 (two Forms 8-K), March 10, 2009, March 13, 2009 and May 18, 2009; and

•	Registration Statement on Form 8-A (relating to our common stock) filed on January 18, 1995 and March 7, 1995.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

Telephone: (617) 786-3000

Attn: Corporate Secretary

State Street Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Stock Purchase Contracts

Stock Purchase Units

Warrants

State Street Capital Trust V

State Street Capital Trust VI

Capital Securities

Guaranteed by State Street Corporation

We may issue debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units and warrants, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings.

The trusts are Delaware statutory trusts. Each trust may from time to time:

•	sell capital securities representing undivided beneficial interests in the trust to the public;

•	sell common securities representing undivided beneficial interests in the trust to State Street Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of State Street Corporation; and

•	distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the capital and common securities.

State Street Corporation will guarantee the payment by the trusts of the capital securities based on obligations discussed in this prospectus. This is called the capital securities guarantee.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We and any selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “STT.”

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including Item IA – Risk Factors beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2008.

These securities are not deposits or other obligations of a bank and, unless the applicable prospectus supplement so indicates, are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal agency.

Our principal executive offices are located at One Lincoln Street, Boston, Massachusetts 02111 and our telephone number is (617) 786-3000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 12, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we or the selling securityholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units, capital securities and related guarantees. We may also offer warrants to purchase debt securities, preferred stock, depositary shares or common stock.

This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The terms “State Street,” “we,” “our,” “ours” and “us” refer to State Street Corporation, which is a financial holding company headquartered in Boston, Massachusetts, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “State Street Bank” mean State Street Bank and Trust Company, which is our principal bank subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.statestreet.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Because our common stock is listed on the New York Stock Exchange, you may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Current Reports on Form 8-K filed on January 16, 2009, January 20, 2009, March 6, 2009 (two 8-Ks) and March 10, 2009.

•	Registration Statement on Form 8-A (relating to our common stock) filed on January 18, 1995.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

Telephone: (617) 786-3000

Attn: Corporate Secretary

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered “forward-looking statements” within the meaning of the United States securities laws. In addition, State Street and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends and other matters that do not relate strictly to historical facts, are based on management’s expectations and assumptions, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about our confidence in our strategies and our expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based include, but are not limited to:

•

global financial market disruptions and the current worldwide economic recession, and monetary and other governmental actions designed to address such disruptions and recession in the U.S. and internationally;

•	the financial strength of the counterparties with which we or our clients do business and with which we have investment or financial exposure;

•	the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of our customers;

•

the credit quality and credit agency ratings of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss;

•	the maintenance of credit agency ratings for our debt obligations as well as the level of credibility of credit agency ratings;

•

the possibility that changes to accounting rules or in market conditions or asset performance (including the financial condition of any guarantor of any assets) may require any off-balance sheet activities, including the unconsolidated asset-backed commercial paper conduits we administer, to be consolidated into our financial statements, requiring the recognition of associated losses;

•	the possibility of our customers incurring substantial losses in investment pools where we act as agent, and the possibility of further general reductions in the valuation of assets;

•	our ability to attract deposits and other low-cost, short-term funding;

•

potential changes to the competitive environment, including changes due to the effects of consolidation, extensive and changing government regulation and perceptions of State Street as a suitable service provider or counterparty;

•	the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;

•	our ability to measure the fair value of securities in our investment securities portfolio and in the unconsolidated asset-backed commercial paper conduits we administer;

•

the results of litigation and similar disputes and, in particular, the effect of current or potential litigation concerning State Street Global Advisors’ active fixed-income strategies, and the enactment of legislation and changes in regulation and enforcement that impact us and our customers, as well as the effects of legal and regulatory proceedings;

•	adverse publicity or other reputational harm;

•	our ability to pursue acquisitions, strategic alliances and divestures, finance future business acquisitions and obtain regulatory approvals and consents for acquisitions;

•	the performance and demand for the products and services we offer, including the level and timing of withdrawals from our collective investment products;

•	our ability to continue to grow revenue, attract highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;

•

our ability to control operating risks, information technology systems risks and outsourcing risks, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will fail or be circumvented;

•	the potential for new products and services to impose additional costs on us and expose us to increased operational risk, and our ability to protect our intellectual property rights;

•	our ability to obtain quality and timely services from third parties with which we contract;

•	changes in accounting standards and practices, including changes in the interpretation of existing standards, that impact our consolidated financial statements; and

•	changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above, below and elsewhere in this prospectus or in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. We cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate State Street. Any investor in State Street should consider all risks and uncertainties disclosed in our SEC filings, described above under the Section entitled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

STATE STREET CORPORATION

State Street Corporation is a financial holding company organized under the laws of the Commonwealth of Massachusetts. Through our subsidiaries, we provide a full range of products and services for institutional investors worldwide.

We were organized in 1969 and conduct our business primarily through our principal bank subsidiary, State Street Bank. State Street Bank traces its beginnings to the founding of the Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960.

With $12.04 trillion of assets under custody and $1.44 trillion of assets under management at December 31, 2008, we are a leading specialist in meeting the needs of institutional investors worldwide. Our customers include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and investment managers. Including the United States, we operate in 27 countries and more than 100 geographic markets worldwide.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “STT”. Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111, and our telephone number is (617) 786-3000.

RATIOS OF EARNINGS TO FIXED CHARGES

STATE STREET CORPORATION

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	Years Ended December 31,
(Dollars in millions)		2008	2007	2006	2005	2004
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,842	$1,903	$1,771	$1,432	$1,192
Share of pre-tax income of unconsolidated entities		34	65	43	16	39
Fixed charges		983	1,248	1,384	948	481
Preferred stock dividends and related adjustments		22	—	—	—	—

Adjusted earnings	(A)	$3,881	$3,216	$3,198	$2,396	$1,712

Interest on short-term borrowings		$674	$959	$1,145	$753	$315
Interest on long-term debt, including amortization of debt issuance costs		187	189	140	100	68
Portion of long-term leases representative of the interest factor(1)		122	100	99	95	98
Preferred stock dividends and related adjustments		22	—	—	—	—

Fixed charges and preferred stock dividends	(B)	$1,005	$1,248	$1,384	$948	$481

Consolidated ratio of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	3.86 x	2.58 x	2.31 x	2.53 x	3.56 x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,842	$1,903	$1,771	$1,432	$1,192
Share of pre-tax income of unconsolidated entities		34	65	43	16	39
Fixed charges		2,309	3,546	3,275	2,080	993
Preferred stock dividends and related adjustments		22	—	—	—	—

Adjusted earnings	(C)	$5,207	$5,514	$5,089	$3,528	$2,224

Interest on short-term borrowings and deposits		$2,000	$3,257	$3,036	$1,885	$827
Interest on long-term debt, including amortization of debt issuance costs		187	189	140	100	68
Portion of long-term leases representative of the interest factor(1)		122	100	99	95	98
Preferred stock dividends and related adjustments		22	—	—	—	—

Fixed charges and preferred stock dividends	(D)	$2,331	$3,546	$3,275	$2,080	$993

Consolidated ratio of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	2.23 x	1.55 x	1.55 x	1.70 x	2.24 x

(1)	The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.

Ratio of Earnings to Fixed Charges

	Years Ended December 31,
(Dollars in millions)			2008	2007	2006	2005	2004
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported			$2,842	$1,903	$1,771	$1,432	$1,192
Share of pre-tax income of unconsolidated entities			34	65	43	16	39
Fixed charges			983	1,248	1,384	948	481

Adjusted earnings	(A	)	$3,859	$3,216	$3,198	$2,396	$1,712

Interest on short-term borrowings			$674	$959	$1,145	$753	$315
Interest on long-term debt, including amortization of debt issuance costs			187	189	140	100	68
Portion of long-term leases representative of the interest factor(1)			122	100	99	95	98

Fixed charges	(B)		$983	$1,248	$1,384	$948	$481

Consolidated ratio of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)		3.93 x	2.58 x	2.31 x	2.53 x	3.56 x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported			$2,842	$1,903	$1,771	$1,432	$1,192
Share of pre-tax income of unconsolidated entities			34	65	43	16	39
Fixed charges			2,309	3,546	3,275	2,080	993

Adjusted earnings	(C	)	$5,185	$5,514	$5,089	$3,528	$2,224

Interest on short-term borrowings and deposits			$2,000	$3,257	$3,036	$1,885	$827
Interest on long-term debt, including amortization of debt issuance costs			187	189	140	100	68
Portion of long-term leases representative of the interest factor(1)			122	100	99	95	98

Fixed charges	(D	)	$2,309	$3,546	$3,275	$2,080	$993

Consolidated ratio of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)		2.25 x	1.55 x	1.55 x	1.70 x	2.24 x

(1)	The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include additions to working capital, repayment of debt, or investments in or extensions of credit to our subsidiaries. We may temporarily invest the net proceeds or use them to repay short-term debt until they are used for their stated purpose. We will not receive any of the proceeds from the sale of securities covered by this prospectus that are sold by the selling securityholders.

DESCRIPTION OF DEBT SECURITIES

Our senior debt securities will be issued under an indenture dated as of March 11, 2009, as amended or supplemented from time to time, (the senior indenture) between us and U.S. Bank National Association, as senior trustee. The subordinated debt securities will be issued under an indenture dated as of March 11, 2009, as amended or supplemented from time to time, (the subordinated indenture) between us and Wells Fargo Bank, National Association, as subordinated trustee. Each indenture is filed as an exhibit to the registration statement that contains this prospectus.

The following summaries of all material terms of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures, including the definitions of terms. The following summaries describe the general terms and provisions of the debt securities to be offered by prospectus supplement. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to such offered securities.

The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of State Street. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness and other financial obligations of State Street as described under “Subordinated Debt Securities-Subordination” beginning on page 15. We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as our creditors from such distribution) is junior to creditors of that subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries, including State Street Bank, to us and our non-banking subsidiaries are restricted by federal and state statutes and regulations.

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We also may, from time to time, incur additional indebtedness that is senior to the debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities that may be issued by us or our subsidiaries, including indebtedness that may rank senior to the debt securities. The debt securities will not be secured.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. The applicable prospectus supplement will include the terms of that issue of debt securities, including:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities which may be issued under the applicable indenture;

•	any fixed or variable interest rate or rates per annum;

•	the date from which any interest shall accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the place or places where payments or deliveries on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

•	the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder thereof;

•	the manner in which the amount that shall be deemed to be the principal amount of the debt securities on or prior to the maturity date shall be determined;

•

any additional or different events of default that apply to any debt securities of the series and any change in the rights of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other of our securities;

•	any additional or different covenants that apply to any debt securities of the series; and

•	any other terms of the debt securities of that series.

We may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. Please see “Description of Warrants.” Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

Debt securities may be issued as original issue discount securities which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. In the event that the maturity of any original issue discount security is accelerated, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such security and the relevant indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

In the event any sinking fund is established for the retirement of debt securities of any series, we may satisfy all or any part of the sinking fund payments with debt securities of such series under certain circumstances and to the extent provided for by the terms of such debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring or other highly leveraged transaction.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the office or agency of State Street maintained for such purpose.

No service charge will be made for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities at the office or agency of State Street maintained for such purpose. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Events of Default

The following are “events of default” under the senior indenture and “defaults” under the subordinated indenture with respect to any series of debt securities:

•	default in the payment of any principal or premium when due;

•	default in the payment of any interest when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any other obligation contained in the senior indenture for the benefit of debt securities of that series, which continues for 90 days after written notice;

•	specified events in bankruptcy, insolvency or reorganization; and

•	any other default or event of default provided with respect to debt securities of that series.

If an event of default under the senior indenture occurs and is continuing for any series of debt securities, other than an event of default resulting from bankruptcy, insolvency or reorganization, the senior trustee or the holders of at least 25% in aggregate principal amount or issue price of the outstanding securities of that series may declare the principal amount of all the securities of that series, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately. The senior debt securities will automatically be accelerated upon the occurrence of an event of default resulting from bankruptcy, insolvency or reorganization. At any time after the senior trustee or the holders have accelerated any series of debt securities, but before the senior trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or issue price of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

In the case of a default in the payment of interest or principal, or premium, if any, State Street will be required, upon the demand of the trustee, to pay to it, for the benefit of the holders of the senior debt securities, the whole amount then due and payable on such senior debt securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such senior debt securities.

In the case of any event of default with respect to the senior debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the senior debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or agreement or in aid of the exercise of any power granted in the senior indenture, or to enforce any other proper remedy.

Under the subordinated indenture, an “event of default” is limited to certain events involving the bankruptcy, insolvency or reorganization of State Street. The subordinated debt securities will automatically be accelerated upon the occurrence of an “event of default” resulting from bankruptcy, insolvency or reorganization. In the case of a default in the payment of interest or principal, or premium, if any, State Street will be required, upon the demand of the trustee, to pay to it, for the benefit of the holders of the subordinated debt securities, the whole amount then due and payable on such subordinated debt securities for principal, including any sinking fund payment or analogous obligations, and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such subordinated debt securities. In the case of any default with respect to the subordinated debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the subordinated debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or in aid of the exercise of any power granted in the subordinated indenture, or to enforce any other proper remedy.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount or issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any such direction is not in conflict with any rule of law or the indenture and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

•	that holder previously gives to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in aggregate principal amount or issue price of the outstanding debt securities of that series also shall have offered the trustee reasonable indemnity and made written request to the trustee to institute such proceeding as trustee;

•	the trustee shall not have received from the holders of a majority in principal amount or issue price of the outstanding debt securities of that series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days.

However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

We are required to furnish to the trustees annually a statement as to the performance of our obligations under the indentures and as to any default in such performance.

Modification and Waiver

Each indenture may be modified and amended by us and the applicable trustee with the consent of holders of at least a majority in principal amount or issue price of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

•	change the stated maturity date of the principal or any installment of principal or interest on, any debt security;

•	reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of, any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•

reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default.

From time to time we and the applicable trustee may, without the consent of the holders of the debt securities, waive or supplement each indenture for specified purposes, including, among other things:

•	evidencing the succession of another person to State Street;

•	adding to the covenants of State Street for the benefit of the holders of all or any series of debt securities or surrendering any right or power conferred on State Street in the indentures;

•

adding any additional events of default for the benefit of the holders of all or any series of debt securities and, under the subordinated indenture, adding additional defaults for the benefit of all or any series of subordinated debt securities;

•

adding to, changing or eliminating any of the provisions of the indentures, provided that any such addition, change or elimination shall not apply to any outstanding debt securities nor modify the rights of any holder of any such outstanding debt securities, or shall become effective only when there is no debt security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the debt securities; and

•

evidencing and providing for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and adding to or changing any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable indenture, except as described under “Events of Default” beginning on page 11.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

•

the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States or any U.S. state and assumes all of our obligations on the debt securities under the indentures;

•

immediately after giving effect to such transaction, no default, and no event which, after notice or lapse of time or both, would become a default, shall have happened and be continuing under the subordinated indenture;

•

immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing under the senior indenture; and

•	specified other conditions are met.

Regarding the Trustees

U.S. Bank National Association is the trustee under the senior indenture. Wells Fargo Bank, National Association is the trustee under the subordinated indenture. We and certain of our subsidiaries, including State Street Bank, maintain banking relations with the trustees in the ordinary course of business.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Such debt securities may be issued in bearer form and will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

Debt securities issued outside the United States may be subject to certain selling restrictions that will be described in the applicable prospectus supplement. These debt securities may be listed on one or more foreign stock exchanges as described in the applicable prospectus supplement. Special United States tax and other considerations, if any, applicable to an offering outside the United States will be described in the applicable prospectus supplement.

Limitation Upon Disposition of Voting Stock or Assets of State Street Bank

The senior indenture prohibits us and State Street Bank, so long as any of the senior debt securities are outstanding, from selling or otherwise disposing of, or granting a security interest in or permitting the issuance of, any voting stock or any security convertible or exercisable into voting stock of State Street Bank or any of our subsidiaries that owns voting stock, or any security convertible or exercisable into voting stock, of State Street Bank.

This restriction does not apply to dispositions made by us or any subsidiary:

•	if such disposition or issuance is for fair market value as determined by our board of directors; and

•

if after giving effect to such disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will own directly not less than 80% of the voting stock of State Street Bank or any subsidiary that owns State Street Bank.

The subordinated indenture does not contain a similar restriction on our ability to engage in or permit such transactions to occur.

Defeasance

If the prospectus supplement relating to the debt securities of a series so specifies, we may, at our option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities of a particular series, except for:

•	the rights of holders of debt securities to receive payments of principal and interest from the trust referred to below when those payments are due;

•

our obligations respecting the debt securities concerning issuing temporary debt securities, registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for payments with respect to the debt securities being held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the provisions of the indenture relating to such a discharge of obligations.

A discharge of this type is referred to as “legal defeasance.”

In addition, other than our covenant to pay the amounts due and owing with respect to the debt securities of a particular series, we may elect to have our obligations as the issuer of debt securities of any series released with respect to covenants relating to the debt securities of such series. Thereafter, any failure to comply with those obligations will not constitute a default or event of default with respect to the debt securities of such series. If such a release of our covenants occurs, our failure to perform or a breach of the covenants or warranties defeased will no longer constitute an event of default with respect to those debt securities. A discharge of this type is referred to as “covenant defeasance.”

To exercise either a legal defeasance or a covenant defeasance, certain conditions must be met, including, among other things:

•

we shall have deposited irrevocably with the trustee as trust funds in trust, in each case, in an amount, in U.S. dollars or U.S. government obligations, which through the payment of interest, principal or premium, if any, in respect thereof in accordance with their terms, will provide an amount sufficient to pay the entire amount of the debt securities;

•

an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination;

•	no event of default under the senior indenture or default under the subordinated indenture may exist or be caused by the defeasance; and

•	the defeasance shall not cause an event of default under any of our other agreements or instruments.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

Subordination

The subordinated debt securities will be subordinated in right of payment to all senior indebtedness (as defined below). In certain events of insolvency, payments on the subordinated debt securities will also be effectively subordinated in right of payment to all “other financial obligations” (as defined below). In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. If, after all payments have been made to the holders of senior indebtedness, (A) there are amounts available for payment on the subordinated debt securities and (B) any person entitled to payment according to the terms of our other financial obligations has not received full payment, then amounts available for payments on the subordinated debt securities will first be used to pay in full such other financial obligations before any payment may be made on the subordinated debt securities.

In the event of the acceleration of the maturity of any debt securities, all senior indebtedness and other financial obligations will have to be repaid before any payment can be made on the subordinated debt securities.

In addition, no payment may be made on the subordinated debt securities in the event:

•	there is a default in any payment or delivery with respect to any senior indebtedness; or

•	there is an event of default with respect to any senior indebtedness, that permits the holders of such senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover proportionately less than holders of senior indebtedness and may recover proportionately more than holders of the subordinated debt securities.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, senior indebtedness is defined in the subordinated indenture as the principal of, premium, if any, and interest on:

•

all of our “indebtedness” (as defined below), except (A) subordinated debt securities issued under the subordinated indenture, (B) indebtedness that is expressly stated to be junior in right of payment to the subordinated debt securities and (C) indebtedness that is expressly stated to rank equal with the subordinated debt securities; and

•	any deferrals, renewals or extensions of any senior indebtedness.

The term indebtedness means indebtedness, whether secured or unsecured, for which we or any corporation that succeeds to our business as permitted under the subordinated indenture, is liable directly or indirectly by guarantee, letter of credit, obligation to purchase or otherwise:

•	for borrowed money; or

•	incurred in connection with the acquisition by us of assets other than in the ordinary course of business.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities offered thereby, other financial obligations means:

•	our obligations under direct credit substitutes;

•	our obligations, or any obligation directly or indirectly guaranteed by us, for purchased money or funds;

•	any of our deferred obligations, or any such obligations directly or indirectly guaranteed by us, incurred in connection with the acquisition by us of assets; and

•

all of our obligations to make payment pursuant to the terms of financial instruments, such as: (A) securities contracts and foreign currency exchange contracts; (B) derivative instruments, such as swap agreements, including interest rate and foreign exchange rate swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity options contracts; and (C) similar financial instruments, other than obligations on account of senior indebtedness and obligations on account of indebtedness for money borrowed ranking equal with or subordinate to the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence by us or any of our subsidiaries, including State Street Bank, of additional senior indebtedness or other financial obligations, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent date.

The subordinated debt securities shall rank equal in right of payment with each other.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Both indentures are, and the senior debt securities and subordinated debt securities will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE TRUSTS

Each of the trusts is a statutory trust formed under Delaware law pursuant to a trust agreement, signed by State Street, as depositor of each trust, and the property trustee, the Delaware trustee and the administrative trustees (each as defined below), and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of each trust will be amended and restated in its entirety (each as so amended and restated, a trust agreement) prior to the issuance of capital securities by the trust, substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

Each trust exists for the exclusive purposes of:

•	issuing the capital securities and common securities representing undivided beneficial interests in the assets of the trust;

•	investing the gross proceeds of the capital securities and the common securities (together, the trust securities) in junior subordinated debentures; and

•	engaging in only those activities necessary, convenient or incidental thereto.

All of the common securities will be directly or indirectly owned by us. The common securities of each trust will rank equally, and payments will be made pro rata with the capital securities of that trust, except that upon an event of default under the junior subordinated indenture, with respect to payment, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. An event of default under the junior subordinated indenture is referred to as a “debenture event of default.”

Each trust’s business and affairs will be conducted by its trustees, each appointed by State Street as holder of the common securities. The trustees of each trust will be U.S. Bank National Association, as the property trustee, U.S. Bank Trust National Association, as the Delaware trustee and two individual trustees, the administrative trustees, who are employees or officers of or affiliated with State Street. U.S. Bank National Association, as property trustee, will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. U.S. Bank National Association will also act as trustee under the guarantees and the junior subordinated indenture. See “Description of the Capital Securities Guarantees” and “Description of the Junior Subordinated Debentures.”

Unless a debenture event of default shall have occurred and be continuing, any trustee may be removed at any time by us. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 55 years, but may be terminated earlier as provided in the applicable trust agreement.

State Street will pay all fees and expenses related to the trusts and the offering of trust securities.

The principal executive office of each trust is c/o State Street Bank and Trust Company, N.A., Two World Financial Center, 225 Liberty Street, New York, New York 10281, telephone number (917) 790-4000.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

We may issue junior subordinated debentures from time to time in one or more series under a junior subordinated indenture, dated as of December 15, 1996, as supplemented from time to time between us and U.S. Bank National Association, as successor trustee, who we refer to as the debenture trustee. The junior subordinated indenture is qualified under the Trust Indenture Act, and terms of the junior subordinated debentures will include those stated in the junior subordinated indenture and those made part of the junior subordinated indenture by reference to the Trust Indenture Act.

Set forth below is a description of the general terms of the junior subordinated debentures in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement relating to the particular capital securities being offered. The following description is not intended to be complete and is qualified by the junior subordinated indenture, which is incorporated by reference as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act.

General

We will issue the junior subordinated debentures as unsecured debt. The junior subordinated debentures will be fully subordinated as set forth in the junior subordinated indenture. See “Subordination” below. Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures. The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series. We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities, including the junior subordinated debentures, will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities, including the junior subordinated debentures, to benefit as our creditors from such distribution) is junior to creditors of that subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries, including State Street Bank, to us and our non-banking subsidiaries are restricted by federal and state statutes and regulations. Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit the incurrence or issuance by us of other secured or unsecured debt.

The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof;

•	any fixed or variable interest rate or rates per annum;

•	any interest payment dates;

•	any provisions relating to the deferral of payment of any interest;

•

the place where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where the junior subordinated debentures may be presented for registration of transfer or exchange;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

•

any additional or different events of default that apply to any debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to any debt securities of the series;

•

any additions or changes to the junior subordinated indenture with respect to such junior subordinated debentures necessary to permit the issuance of the junior subordinated debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures and the exchange of such temporary global security for definitive junior subordinated debentures;

•	whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities and the depositary for any such global securities;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of State Street or a holder to convert or exchange the junior subordinated debentures into capital securities; and

•	any other terms of the debt securities of that series.

Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

If a prospectus supplement specifies that the junior subordinated debentures will be denominated in a currency or currency unit other than U.S. dollars, the prospectus supplement shall also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, special U.S. federal income tax, accounting and other considerations will be described in the applicable prospectus supplement.

Additional Interest

If, a trust is the holder of all the junior subordinated debentures, a tax event (as defined below) occurs and as a result of such event, a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust generally will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Denominations, Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue the junior subordinated debentures in registered form only, without coupons. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purposes. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, we or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar, initially designated by us with respect to any series of junior subordinated debentures, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment of such series. We may at any time designate additional transfer agents with respect to any series of junior subordinated debentures.

In the event of any redemption, neither we nor the debenture trustee will be required to:

•

issue, register the transfer of, or exchange, junior subordinated debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption and ending at the close of business on the day of mailing of notice of redemption; or

•

transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal and any premium and interest on junior subordinated debentures (other than those in global form) at the office of the debenture trustee in the city of New York or at the office of any paying agent that we may designate from time to time.

However, at our option, we may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses or by transfer to an account maintained by a holder of registered junior subordinated debentures, as specified in the securities register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debentures are registered on the applicable record date, except in the case of defaulted interest. We may, at any time, designate additional paying agents or rescind the designation of any paying agent, provided that we at all times maintain a paying agent in each place of payment for each series of junior subordinated debentures.

Any amounts deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after such amounts have become due and payable shall, at our request, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment, as a general unsecured creditor.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such series of junior subordinated debentures. Certain U.S. federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debentures will not be subject to any sinking fund.

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, if required, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture so redeemed will equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

Except as otherwise specified in the applicable prospectus supplement, if, in respect of a series of junior subordinated debentures, a tax event, an investment company event or capital treatment event (each as defined below) shall occur and be continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board, if required, redeem such series of junior subordinated debentures in whole, but not in part, at any time within 90 days following of the occurrence of such tax event, investment company event or capital treatment event, at a redemption price set forth in the applicable prospectus supplement.

Tax event means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States. or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such capital securities, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures, (ii) interest payable by State Street on such series of corresponding junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by State Street, in whole or in part, for U.S. federal income tax purposes, or (iii) such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Investment company event means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the capital securities.

Capital treatment event means our reasonable determination that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable capital securities under the applicable trust agreement, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the applicable capital securities as “Tier I Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to us.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debentures or portions thereof called for redemption.

Restrictions on Certain Payments

If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities by a trust and:

•

there shall have occurred any event that with the giving of notice or the lapse of time, or both, would constitute an event of default with respect to the junior subordinated debentures of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	we shall be in default relating to our payment of any obligations under the guarantee; or

•

we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

(1)	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period;

(2)	as a result of an exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

(3)	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

(4)	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

(5)	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; and

•

we shall not make any payment of principal or premium, if any, or interest on or repay, repurchase or redeem any debt securities issued by us that rank equally in all respects with or junior to the junior subordinated debentures of such series.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture provides that we may not consolidate with, or merge into, any other corporation or convey or transfer our properties and assets substantially as an entirety unless:

•	the successor entity is a corporation, partnership or trust organized and existing in the United States and expressly assumes our obligations under the junior subordinated indenture;

•

after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing under the junior subordinated indenture;

•	such transaction is permitted under the related trust agreement and guarantee; and

•	certain other conditions as prescribed by the junior subordinated indenture are met.

The covenants contained in the indenture would not necessarily protect holders of the junior subordinated debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

The junior subordinated indenture provides that the following are events of default relating to the junior subordinated debentures:

•	default in the payment of the principal of, or premium, if any, on, any junior subordinated debentures at maturity;

•	default for 30 days in the payment of any installment of interest on any junior subordinated debentures;

•	default for 90 days after written notice in the performance of any other covenant or agreement in respect of the junior subordinated debentures; and

•	specified events of bankruptcy, insolvency or reorganization of State Street.

If an event of default (other than specified events of bankruptcy, insolvency or reorganization) under the junior subordinated indenture shall occur and be continuing, either the debenture trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately. If the holders of junior subordinated debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the related capital securities shall have such right. If an event of default arising from specified events of bankruptcy, insolvency or reorganization shall occur, the principal amount of the junior subordinated debentures of that series then outstanding shall automatically become immediately due and payable.

Upon the cure of any event of default that has been declared, the holders of a majority of the aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default. If the holders of junior subordinated debentures fail to annul such declaration and waive such default, the holders of a majority of the aggregate liquidation amount of the related capital securities shall have such right.

The holders of a majority of the aggregate outstanding principal amount of that series of junior subordinated debentures and, in the case of any related capital securities, the holders of a majority in aggregate liquidation amount, may waive any default, except (i) a default in payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee) or (ii) a default in respect of a covenant or provision that under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

The holders of a majority of the principal amount of the junior subordinated debentures of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the junior subordinated indenture.

We are required to furnish to the debenture trustee annually a statement as to the performance of our obligations under the junior subordinated indenture and as to any default in such performance.

Distribution of the Junior Subordinated Debentures

Under circumstances discussed more fully in the prospectus supplement involving the dissolution of a trust, provided that any required regulatory approval is obtained, junior subordinated debentures will be distributed to the holders of the trust securities in liquidation of that trust. See “Description of the Capital Securities—Liquidation Distribution upon Dissolution.”

Modification of Junior Subordinated Indenture

At any time and from time to time we and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•	evidencing the succession of another person to State Street;

•	conveying, transferring, assigning, mortgaging or pledging any property to or with the debenture trustee or surrendering any right or power conferred upon us in the junior subordinated indenture;

•	adding to the covenants of State Street for the benefit of other holders of all or any series of securities;

•	adding any additional events of default for the benefit of other holders of all or any series of securities;

•

changing or eliminating any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall not apply to any outstanding securities, or shall become effective only when there is no security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the junior subordinated debentures or the related capital securities;

•

evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the securities of one or more series and adding to or changing any of the provisions of the junior subordinated indenture as shall be necessary to provide for or facilitate the administration of the trusts under the junior subordinated indenture by more than one trustee; and

•	qualifying the junior subordinated indenture under the Trust Indenture Act.

We and the debenture trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the junior subordinated debentures of each series affected by such amendment at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected thereby:

•	modify the payment terms of the junior subordinated debentures; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by us with any covenant or past default.

If the junior subordinated debentures are held by a trust or a trustee of a trust, no modification maybe made that adversely affects the holders of the related capital securities, and no termination of the junior subordinated indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of the capital securities of that trust. If the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of related capital securities.

In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debentures.

Enforcement of Certain Rights by Holders of Capital Securities

If an event of default with respect to a series of junior subordinated debentures has occurred and is continuing and such event of default is the result of our failure to pay interest or principal on the junior subordinated debentures when due, a holder of the related capital securities, to the fullest extent permitted by applicable law, may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on such corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related capital securities. We may not amend the junior subordinated indenture to remove this right without the prior written consent of the holders of all of the related capital securities outstanding. If such right is removed, the applicable trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set off against the corresponding junior subordinated debentures any payment made by us to such holder of capital securities in connection with any such direct action.

The holders of the capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph unless there shall have been an event of default under the applicable trust agreement. Please see “Description of the Capital Securities—Events of Default; Notice.”

Defeasance and Discharge

The junior subordinated indenture provides that when:

(1)	all junior subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense;

(2)	we deposit with the debenture trustee, in trust, funds sufficient to pay all the principal of, and interest and premium, if any, on the junior subordinated debentures when such payments are due;

(3)	we have paid all other sums payable under the indenture by us; and

(4)	we have delivered to the debenture trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture have been complied with, then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Conversion or Exchange

The junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of capital securities or other securities to be received by the holders of junior subordinated debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated indenture contains a covenant by us that any junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided therein. If we make any payment or distribution of our assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior debt will first be entitled to receive payment in full of principal of and premium and interest, if any, on such senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of and premium and interest, if any, on the junior subordinated debentures.

In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of or premium or interest, if any, on the junior subordinated debentures.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

Debt means, with respect to any person, whether recourse as to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•

every obligation of such person issued or assumed as the deferred purchase price of property or services other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of such person;

•

every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity forward contracts, options and swaps and similar arrangements; and

•

every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

Senior debt means the principal of and premium, if any, and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not such claim for post-petition interest is allowed in such proceeding, on debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior subordinated debentures or to other debt that is equal or subordinated to the junior subordinated debentures.

Senior debt does not include:

•	any debt of State Street that, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, as amended, was without recourse to State Street;

•	any debt of State Street to any of its subsidiaries;

•	any debt to any of our employees;

•	trade accounts payable;

•	accrued liabilities arising in the ordinary course of business; and

•	any other debt securities issued pursuant to the junior subordinated indenture.

The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

Under the junior subordinated indenture, any of the subordination provisions described above that relate to any particular issue of junior subordinated debentures may be changed prior to such issuance. Any such change would be described in the applicable prospectus supplement.

Governing Law

The junior subordinated indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Debenture Trustee

The debenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured it.

Corresponding Junior Subordinated Debentures

State Street may issue one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of a series of related capital securities. In each such instance, concurrently with the issuance of each trust’s capital securities, the trust will invest the proceeds thereof and the consideration paid by us for the trust’s common securities in the series of corresponding junior subordinated debentures issued by us to such trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debentures. Holders of the related capital securities for a series of corresponding junior subordinated debentures will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of debenture events of default as described under “—Modification of Junior Subordinated Indenture,” “—Events of Default, Waiver and Notice” and “—Enforcement of Certain Rights by Holders of Capital Securities.”

We will covenant, as to each series of corresponding junior subordinated debentures:

(1)	to directly or indirectly maintain 100% ownership of the common securities of the trust unless a permitted successor succeeds to ownership of the common securities;

(2)	not to voluntarily terminate, windup or liquidate any trust, except, if so specified in the applicable prospectus supplement and upon prior approval of the Federal Reserve Board (if required):

•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the capital securities in exchange therefor upon liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement; and

(3)	to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause such trust to continue not to be taxable as a corporation for U.S. federal income tax purposes.

DESCRIPTION OF THE CAPITAL SECURITIES

The capital securities will be issued pursuant to the terms of an amended and restated trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee, U.S. Bank National Association, will act as trustee for the capital securities under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the capital securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

Set forth below is a summary of the material terms and provisions of the capital securities. This summary, which describes the material provisions of the capital securities, is not intended to be complete and is qualified by the trust agreement, the form of which is filed as an exhibit to the registration statement which contains this prospectus supplement, the Delaware Statutory Trust Act and the Trust Indenture Act.

General

The declaration of trust authorizes the trustees to issue the trust securities on behalf of the trust. The trust securities represent undivided beneficial interests in the assets of the trust. The trust securities consist of the capital securities and the common securities. We will own, directly or indirectly, all of the common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the capital securities. However, if a debenture event of default with respect to payment occurs and is continuing, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the capital securities. Please see “Description of the Trusts” for the definition of debenture event of default.

The trust agreement does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness. Under the trust agreement, the property trustee will own the junior subordinated debentures purchased by the trust for the benefit of the holders of the trust securities. Each guarantee agreement executed by us for the benefit of the holders of a trust’s trust securities, each a guarantee, will be a guarantee on a subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when the related trust does not have funds on hand available to make such payments. Please see “Description of the Capital Securities Guarantees.”

Distributions

Distributions on the capital securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates as specified in the applicable prospectus supplement.

In the event that any date on which distributions are payable on the capital securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay, except that, if such business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a distribution date. The term distribution includes any interest payable on unpaid distributions unless otherwise stated.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of the actual number of days elapsed per 30-day month. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, pursuant to which we will issue the corresponding junior subordinated debentures, to defer the payment of interest on any series of the corresponding junior subordinated debentures for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to such series (an extension period), provided that no extension period may extend beyond the stated maturity of the corresponding junior subordinated debentures.

As a consequence of any such deferral, distributions on the related capital securities would be deferred, but would continue to accumulate additional distributions at the rate per annum, if any, set forth in the prospectus supplement for such capital securities, by the trust during any extension period. If we exercise our deferral right, then during any extension period, we may not:

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally in all respects with or junior in interest to the junior subordinated debentures of such series; or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period,

•

as a result of an exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged,

•

any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto, or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

The revenue of each trust available for distribution to holders of its capital securities will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its trust securities. If we do not make interest payments on such corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us on the basis set forth under “Description of the Capital Securities Guarantees.”

Distributions on the capital securities will be payable to the holders thereof as they appear on the register of such trust on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant date of distribution. In the event any capital securities are not in book-entry form, the relevant record date for such capital securities shall be specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee shall apply the proceeds from such repayment or redemption to redeem a like amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated and unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debentures. Please see “Description of Junior Subordinated Debentures—Redemption.” If less than all of the trust securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related capital securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of the trust securities to be repaid or redeemed on a redemption date shall be allocated pro rata to the redemption of the related capital securities and the common securities.

We will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•

at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of prior approval by the Federal Reserve Board (if required). Please see “Description of Junior Subordinated Debentures—Redemption.”

If any tax event, investment company event or capital treatment event in respect of a series of capital securities and common securities shall occur and be continuing, then within 90 days of such occurrence we will have the right to redeem the corresponding junior subordinated debentures in whole, but not in part, and thereby cause a mandatory redemption of such capital securities and common securities in whole, but not in part, at the redemption price specified in the applicable prospectus supplement. In the event a tax event, investment company event or capital treatment event in respect of a series of capital securities and common securities has occurred and is continuing and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of such capital securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debentures to be distributed to holders of such capital securities and common securities in exchange therefor upon liquidation of the trust as described below, such capital securities will remain outstanding.

Like amount means:

•

with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount (as defined below) equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities;

•	with respect to an exchange of trust securities, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities exchanged therefor;

•

with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior subordinated debentures would be distributed; and

•

with respect to any distribution of additional interest to the holders of any series of trust securities, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities in respect of which such distribution is made.

Liquidation amount means the stated amount per trust security as set forth in the applicable prospectus supplement.

Exchange

If at any time, we or any of our affiliates own any related capital securities, we or such affiliate will have the right to deliver to the property trustee, all or such portion of such related capital securities as we or our affiliate elect, in exchange for a like amount of junior subordinated debentures. In the event of such exchange, we and any of our affiliates that own outstanding common securities, will also deliver to the property trustee a proportional amount of the outstanding common securities in exchange for a like amount of junior subordinated debentures.

Distribution of Corresponding Junior Subordinated Debentures

We have the right at any time to dissolve any trust and, after satisfaction of the liabilities of creditors of such trust as provided by applicable law, cause such corresponding junior subordinated debentures in respect of the related capital securities and common securities issued by such trust to be distributed to the holders of such related capital securities and common securities in exchange for such trust securities. This may require the prior approval of the Federal Reserve Board.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of capital securities:

•	such series of capital securities will no longer be deemed to be outstanding;

•	certificates representing a like amount of junior subordinated debentures will be issued to the holders of trust securities certificates, upon surrender of such certificates;

•

any certificates not surrendered will be deemed to represent a like amount of the corresponding junior subordinated debentures, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such certificates until such certificates are surrendered; and

•	all rights of holders of such series of capital securities will cease, except the right of such holders to receive junior subordinated debentures.

We cannot assure you as to the market prices for the capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for capital securities if a dissolution and liquidation of a trust were to occur. Accordingly, the capital securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the capital securities.

Subordination of Common Securities

Payment of distributions on, the redemption price of and the liquidation amount in respect of, each trust’s capital securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such capital securities and common securities. If, however, on any distribution date, redemption date or liquidation date, a debenture event of default shall have occurred and be continuing, no payment of any distribution on, redemption price of, or liquidation distribution in respect of, any of the trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding capital securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust’s outstanding capital securities then called for redemption, or in the case of payment of the liquidation distribution, the full amount of such liquidation distribution on all outstanding capital securities, shall have been made or provided for, and all funds immediately available to the property trustee shall first be applied to the payment in full in cash of all distributions on, redemption price of, or liquidation distribution in respect of, the trust’s capital securities then due and payable.

In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we as holder of such trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under the applicable trust agreement until the effect of all such events of default with respect to such capital securities have been cured, waived or otherwise eliminated. Until all events of default under the applicable trust agreement with respect to the capital securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such capital securities and not on our behalf, and only the holders of such capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to each trust agreement, each trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of State Street;

•

the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve such trust, subject to our having received prior approval of the Federal Reserve Board, if required;

•	redemption of all of the trust’s capital securities as described under “Redemption or Exchange—Mandatory Redemption;”

•	an exchange of 100% of any series of capital securities for a like amount of junior subordinated debentures at our election, as described under “Redemption or Exchange—Exchange;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

As soon as is practicable after the occurrence of one of the events described above and upon completion of the winding up and liquidation of the trust, the trustees will terminate the trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware.

If an early dissolution occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of all claims and obligations of such trust as provided by applicable law, to the holders of such trust securities a like amount of the corresponding junior subordinated debentures. If the property trustee determines that such distribution is not practical, then the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of the claims and obligations of such trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment (such amount being the liquidation distribution). If the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such trust on its capital securities shall be paid on a pro rata basis. The holder(s) of such trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its capital securities, except that if a debenture event of default with respect to payment has occurred and is continuing, the capital securities shall have a priority over the common securities.

Events of Default; Notice

Any one of the following events constitutes an event of default under the trust agreement of a trust (a trust event of default) regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

the occurrence of a debenture event of default with respect to the corresponding junior subordinated debentures held by such trust (please see “Description of the Junior Subordinated Debentures—Events of Default, Waiver and Notice”);

•	the default by the applicable trust in the payment of any distribution on any trust security of such trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the applicable trust in the payment of any redemption price of any trust security of such trust when such becomes due and payable;

•

the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in such trust agreement, other than the payment defaults dealt with above, and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us and the trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure to appoint a successor property trustee within 90 days.

Within the 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of such event of default to the holders of such trust’s capital securities, the administrative trustees and to us, as depositor, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under each trust agreement.

If a debenture event of default with respect to the corresponding junior subordinated debentures held by a trust has occurred and is continuing, the capital securities of such trust shall have a preference over such trust’s common securities as described above. See “—Subordination of Common Securities” and “—Liquidation Distribution Upon Dissolution.” The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of such securities.

Removal of Trustees

Unless a debenture event of default shall have occurred and be continuing, any trustee may be removed at any time by us. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless a debenture event of default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under each trust agreement, provided such person shall be otherwise qualified and eligible and will be bound by the terms of such trust agreement.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below or as otherwise described in the trust agreement. A trust may, at our request, with the consent of the holders of at least a majority in liquidation amount of the capital securities, and without the consent of the administrative trustees, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	such successor entity either:

(1)	expressly assumes all of the obligations of such trust with respect to the capital securities, or

(2)	substitutes for the capital securities other securities having substantially the same terms as the capital securities, or the successor securities, so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

•	such successor entity has a purpose substantially identical to that of the trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

(1)	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect, and

(2)	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•

we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, a trust will not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be taxable as a corporation for U.S. federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of the Capital Securities Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights.

We and the administrative trustees may amend each trust agreement from time to time:

•	without the consent of the holders of the capital securities to:

(1)	cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

(2)	modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that the trust will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes at all times that any trust securities are outstanding and/or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended;

provided, however that in the case of either clause (1) or (2), such action will not adversely affect in any material respect the interests of any holder of capital securities;

•	upon the consent of the property trustee and each affected holder of capital securities to:

(1)	change the timing of any distribution or the amount of distribution per liquidation amount on such trust securities held by such affected holder or otherwise adversely affect the amount of any distribution required to be made in respect of the liquidation amount of trust securities held by such affected holder as of a specified date; or

(2)	restrict the right of such affected holder of trust securities to institute suit for the enforcement of any such payment on or after such date;

•

upon the consent of the property trustee and the unanimous consent of all holders of capital securities to amend the amendment provisions requiring consent of each affected holder or unanimous consent of all holders of each trust agreement; and

•

upon the consent of the property trustee and the holders of a majority in liquidation amount of the capital securities for all amendments other than those specifically requiring consent of each affected holder or unanimous consent of all holders of each trust agreement.

So long as the property trustee holds any corresponding junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities:

•

direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to such corresponding junior subordinated debentures;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debentures is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debentures, where such consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding capital securities. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee will notify each holder of the capital securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in each trust agreement.

No vote or consent of the holders of capital securities will be required for a trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

Payments on the capital securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust’s capital securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be U.S. Bank National Association and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that U.S. Bank National Association shall no longer be the paying agent, the property trustee will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and to us, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, U.S. Bank National Association will act as registrar and transfer agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their capital securities after such capital securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties that are specifically set forth in each trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under such trust agreement to vote, then the property trustee will deliver a notice to us requesting our direction, and the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Trust Expenses

Pursuant to the trust agreement of each trust, we, as depositor, agree to pay:

•	all costs, expenses or liabilities of each trust (other than with respect to the capital securities);

•

all costs and expenses of each trust (including costs and expenses relating to the organization of each trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of each trust); and

•	any and all taxes and costs and expenses with respect thereto (other than United States withholding taxes) to which each trust might become subject.

Governing Law

Each trust agreement will be governed by and construed in accordance with the laws of the state of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that no trust will be required to register as an investment company under the Investment Company Act of 1940, as amended, and will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debentures will be treated as indebtedness of State Street for U.S. federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the related capital securities.

Holders of the capital securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

COMMON SECURITIES

In connection with the issuance of capital securities, each trust will issue one series of common securities having the terms, including distributions, redemption, voting and liquidation rights, set forth in the applicable prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the capital securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the capital securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of each trust.

DESCRIPTION OF THE CAPITAL SECURITIES GUARANTEES

Set forth below is a summary of information concerning the capital securities guarantees that we will execute and deliver for the benefit of the holders of capital securities. Each capital securities guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of each capital securities guarantee will be those set forth in the capital securities guarantee and those made part of the capital securities guarantee by the Trust Indenture Act. The summary of the material terms of the capital securities guarantees is not intended to be complete and is qualified in all respects by the provisions of the form of capital securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. The guarantee trustee will hold each capital securities guarantee for the benefit of the holders of the capital securities of the applicable trust.

General

Pursuant to and to the extent set forth in the capital securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments, which are referred to as guarantee payments, without duplication:

•	any accumulated and unpaid distributions that are required to be paid on the capital securities, to the extent the trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any capital securities called for redemption by the trust; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of capital securities or the redemption of all of the capital securities, the lesser of:

(1)	the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment; and

(2)	the amount of assets of the trust remaining for distribution to holders of the capital securities on liquidation of the trust.

The redemption price and liquidation amount will be fixed at the time the capital securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of capital securities or by causing the trust to pay such amounts to such holders.

The capital securities guarantees will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debentures purchased by a trust, the trust will not pay distributions on the capital securities and will not have funds available for such payments. Please see “—Status of the Guarantees.” We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the capital securities guarantees, will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the capital securities guarantees, to benefit as our creditors from such distribution) is junior to creditors of that subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries, including State Street Bank, to us and our non-banking subsidiaries are restricted by federal and state statutes and regulations. Except as otherwise provided in the applicable prospectus supplement, the capital securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

The capital securities guarantees, when taken together with our obligations under the junior subordinated debentures, the indentures and the trust agreements, including our obligations to pay costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the capital securities.

We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the capital securities guarantees, except that upon an event of default under the indenture, holders of capital securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Guarantees

Each capital security guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our senior debt in the same manner as the junior subordinated debentures; and

•	equally with all other capital security guarantees that we issue.

Each capital securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. Each capital securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the junior subordinated debentures, including any distribution of junior subordinated debentures upon an exchange.

Amendments and Assignment

The capital securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding capital securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of capital securities. All guarantees and agreements contained in the capital securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the capital securities then outstanding.

Termination of the Guarantees

Each capital securities guarantee will terminate upon full payment of the redemption price of all capital securities, upon distribution of the junior subordinated debentures to the holders of the trust securities, upon an exchange of 100% of any series of capital securities or upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of such trust. Each capital securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of capital securities must restore payment of any sums paid under the capital securities or the capital securities guarantee.

Events of Default

An event of default under a capital securities guarantee will occur if we fail to perform any payment or other obligations under the capital securities guarantee.

The holders of a majority in liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the capital securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the capital securities guarantee. Any holder of capital securities may institute a legal proceeding directly against us to enforce such holder’s rights and our obligations under the capital securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants applicable under the capital securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to a capital securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the capital securities guarantee. Following the occurrence of a default, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. If the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a capital securities guarantee at the request of any holder of capital securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The capital securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR

SUBORDINATED DEBENTURES AND THE CAPITAL SECURITIES GUARANTEES

As set forth in the trust agreements, the sole purpose of the trusts is to issue the trust securities and to invest the proceeds in the junior subordinated debentures.

As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

•

under the junior subordinated indenture, we will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and

•	the trust agreements further provide that the trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.

To the extent that funds are available, we guarantee payments of distributions and other payments due on the capital securities to the extent described in this prospectus. If we do not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the capital securities. Each capital securities guarantee is a subordinated guarantee in relation to the capital securities. The capital securities guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. Please see “Description of the Capital Securities Guarantees.”

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

The capital securities guarantees cover the payment of distributions and other payments on the capital securities only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debentures. The capital securities guarantees, when taken together with our obligations under the junior subordinated debentures and the indenture and our obligations under the trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the capital securities.

If we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the trust agreements allow the holders of the capital securities, to the fullest extent permitted by law, to direct the property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, any holder of capital securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity.

To the fullest extent permitted by law, a holder of capital securities may institute a direct action if a trust event of default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debentures when due. A direct action may be brought without first (1) directing the property trustee to enforce the terms of the junior subordinated debentures or (2) suing us to enforce the property trustee’s rights under the junior subordinated debentures. In connection with such direct action, we will be subrogated to the rights of such holder of capital securities under the trust agreement to the extent of any payment made by us to such holder of capital securities. Consequently, we will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from a trust.

We acknowledge that the guarantee trustee will enforce the capital securities guarantees on behalf of the holders of the capital securities. A holder of capital securities may also directly sue us to enforce such holder’s right to receive payment under the capital securities guarantees. Such holder need not first (1) direct the guarantee trustee to enforce the terms of the capital securities guarantee or (2) sue the trust or any other person or entity.

A default or event of default under any of our senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until such senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

We and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee on a subordinated basis by us of payments due on the capital securities. Please see “Description of the Capital Securities Guarantees—General.”

Limited Purpose of Trusts

Each trust’s capital securities evidence a beneficial interest in such trust, and each trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debentures. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from such trust (or from us under the applicable guarantee) if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the related capital securities will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. Please see “Description of the Capital Securities—Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of State Street, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of State Street, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than the trusts’ obligations to the holders of its capital securities, the positions of a holder of such capital securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Restated Articles of Organization, as amended, and the certificate of designation which will be filed with the SEC in connection with the offering of a particular series of preferred stock.

General

Our articles of organization permit our board of directors to authorize the issuance of up to 3,500,000 shares of preferred stock, without par value, in one or more series, without shareholder action. Of such number of shares of preferred stock, 5,001 shares have been designated as Non-Cumulative Perpetual Preferred Stock, Series A, or the series A preferred stock, and 20,000 shares have been designated as Fixed Rate Cumulate Preferred Stock, Series B, or the series B preferred stock. The board of directors can determine the rights, preferences and limitations of each series. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. 20,000 shares of our series B preferred stock are currently outstanding and none of our other preferred stock is currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further shareholder action.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Our series B preferred stock has, and any other series of preferred stock upon issuance, including our series A preferred stock will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, winding up or dissolution. In particular, any series of the preferred stock that we may issue will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Unless the terms of any preferred stock specifically provides that it will rank junior or senior to our series A preferred stock and/or our series B preferred stock, the series A preferred stock and series B preferred stock will be parity securities with respect to such preferred stock. The consent of at least a majority of the shares of series A preferred stock then outstanding is required for us to authorize any class or series of capital stock that would rank senior to the series A preferred stock with respect to the payment of dividends or the distribution of assets on our liquidation, winding up or dissolution. The consent of at least 66 2/3% of the shares of series B preferred stock then outstanding is required for us to authorize any class or series of capital stock that would rank senior to the series B preferred stock with respect to the payment of dividends or the distribution of assets on our liquidation, winding up or dissolution.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock, including any parity securities, will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve Board approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement. In addition, our participation in the U.S. Treasury’s TARP capital purchase program restricts our ability prior to October 28, 2011, or such earlier time as all shares of our series B preferred stock issued to the U.S. Treasury have been redeemed by us or transferred by the U.S. Treasury, to, subject to certain exceptions, redeem or purchase any of our capital stock or other equity securities, which includes preferred stock.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock or (2) the Federal Reserve Board determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law or in our articles of organization.

In addition, if the dividends on (1) when shares of series A preferred stock are outstanding, the series A preferred stock or any securities designated as ranking on parity with the series A preferred stock or (2) when shares of series B preferred stock are outstanding, the series B preferred stock, have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of the series A preferred stock and/or series B preferred stock, together with the holders of any outstanding securities designated as ranking on a parity with such series of preferred stock and with like voting rights, referred to as voting parity securities, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Upon the termination of these rights of the holders of preferred stock and voting parity securities to vote for preferred stock directors, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of State Street will be reduced by the number of preferred stock directors that the holders of preferred stock and voting parity securities had been entitled to elect.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series, or a holder of 5% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series and (b) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Exchangeability

The holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Transfer Agent and Registrar

Unless otherwise indicated in the applicable prospectus supplement, American Stock Transfer and Trust Company will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our articles of organization and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of State Street, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF COMMON STOCK

General

We have 750,000,000 shares of authorized common stock, $1.00 par value per share, of which 431,965,675 shares were outstanding as of January 31, 2009.

Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of the series B preferred stock, and the series A preferred stock and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

In addition, the terms of the U.S. Treasury’s TARP capital purchase program require us to pay preferred cumulative dividends to the U.S. Treasury and restrict our ability prior to October 28, 2011, or such earlier time as all shares of series B preferred stock issued by us to the U.S. Treasury have been redeemed by us or transferred by the U.S. Treasury, to increase dividends on our common stock to greater than $0.24 per share, or, subject to certain exceptions, to redeem or purchase any of our capital stock or other equity securities, which includes our common stock. For more information on restrictions on our ability to pay dividends on our common stock see “—Restrictions on Ownership” below.

Our series B preferred stock has, and our series A preferred stock and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, winding up or dissolution. Our preferred stock also has such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. See “Description of Preferred Stock.” Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the New York Stock Exchange. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act. Chapter 167A of the General Laws of Massachusetts requires any “bank holding company,” as defined in Chapter 167A, to obtain prior approval of the board of bank incorporation before (i) acquiring 5% or more of our common stock, (ii) acquiring all or substantially all of our assets or (iii) merging or consolidating with us.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of one or more stock purchase contracts and beneficial interests in:

•	debt securities,

•	debt obligations of third parties, including U.S. treasury securities,

•	capital securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries, or

•	any other securities described in the applicable prospectus supplement or any combination of the foregoing,

securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another stock purchase contract.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, stock purchase contract, stock purchase unit, warrant and capital security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, stock purchase contracts, stock purchase units, warrants or capital securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, depositary shares, stock purchase contracts, stock purchase units, warrants and capital securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, stock purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, stock purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, stock purchase contract, unit agreement, trust agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, stock purchase contract, unit agreement, trust agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal or premium, if any, and interest payments on debt securities and capital securities, and any payments to holders with respect to warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of State Street, the trustees, any warrant agent, unit agent or any other agent of State Street, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We and the selling security holders may sell securities:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling securityholders, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such securityholder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling securityholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or any selling security holder in the ordinary course of business.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling securityholder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling securityholder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us or any selling securityholder in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us and/or the selling securityholders or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the applicable trust agreement and the creation of each trust will be passed upon for State Street and for the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to State Street and the trusts. Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of State Street Corporation appearing in State Street Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of State Street Corporation’s internal control over financial reporting as of December 31, 2008 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

State Street Corporation

51,283,000 Shares

Common Stock

Prospectus Supplement

May 18, 2009

Joint Book-Running Managers

Goldman, Sachs & Co.

Morgan Stanley

Co-Managers

Barclays Capital

Credit Suisse

Merrill Lynch & Co.

UBS Investment Bank